                                  EXHIBIT 4.3

              FORM OF POOLING AND SERVICING AGREEMENT FOR TRUSTS
           OTHER THAN GRANTOR TRUSTS, INCLUDING FORM OF CERTIFICATES

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR


                           CALIFORNIA THRIFT AND LOAN
                                    SERVICER


                                      AND


                             BANKERS TRUST COMPANY,
                                    TRUSTEE


                        POOLING AND SERVICING AGREEMENT,


                          DATED AS OF _______ _, 1996

                                $_______________

                         BAY VIEW 1996 RA-1 AUTO TRUST



     $ _____________ ____% CLASS A-1 AUTOMOBILE RECEIVABLE BACKED CERTIFICATES $ _____________ ____% CLASS A-2 AUTOMOBILE RECEIVABLE BACKED CERTIFICATES


     CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE BACKED CERTIFICATES

                                      AND

     CLASS IC AUTOMOBILE RECEIVABLE BACKED CERTIFICATE

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I    Creation of Trust.............................................    1

ARTICLE II   Definitions...................................................    1
             SECTION 2.01.  Definitions....................................    1
             SECTION 2.02.  Usage of Terms.................................   17
             SECTION 2.03.  Cutoff Date and Record Date....................   17
             SECTION 2.04.  Section References.............................   17

ARTICLE III  Conveyance of Receivables.....................................   18

ARTICLE IV   Acceptance by Trustee.........................................   19

ARTICLE V    Information Delivered to the Rating Agency....................   19

ARTICLE VI   Agent for Service.............................................   20

ARTICLE VII  The Receivables...............................................   20
             SECTION 7.01.  Representations and Warranties of Depositor....   20
             SECTION 7.02.  Repurchase Upon Breach.........................   21
             SECTION 7.03.  Custody of Receivable Files....................   21
             SECTION 7.04.  Duties of Servicer as Custodian................   22
             SECTION 7.05.  Instructions; Authority to Act.................   22
             SECTION 7.06.  Custodian's Indemnification....................   23
             SECTION 7.07.  Effective Period and Termination...............   23
             SECTION 7.08.  Liability of the holder of the Class IC
                            Certificate and the Certificateholders.........   23

ARTICLE VIII Administration and Servicing of Receivables...................   24
             SECTION 8.01.  Duties of Servicer.............................   24
             SECTION 8.02.  Collection of Receivable Payments..............   24
             SECTION 8.03.  Realization Upon Receivables...................   25
             SECTION 8.04.  Physical Damage Insurance......................   26
             SECTION 8.05.  Maintenance of Security Interests in
                            Financed Vehicles..............................   26
             SECTION 8.06.  Covenants of Servicer..........................   26
             SECTION 8.07.  Purchase of Receivables Upon Breach............   26
             SECTION 8.08.  Servicing Fee..................................   26
             SECTION 8.09.  Servicer's Certificate.........................   27
             SECTION 8.10.  Annual Statement as to Compliance; Notice
                            of Default.....................................   27
             SECTION 8.11.  Annual Independent Certified Public
                            Accountant's Report............................   28

             SECTION 8.12.  Access to Certain Documentation and
                            Information Regarding Receivables...............  28
             SECTION 8.13.  Servicer Expenses...............................  29
             SECTION 8.14.  Reports to Certificateholders...................  29

ARTICLE IX   Distributions; Statements to Certificateholders................  29
             SECTION 9.01.  Certificate Account.............................  29
             SECTION 9.02.  Collections.....................................  29
             SECTION 9.03.  Purchase Amounts................................  31
             SECTION 9.04.  Distributions to Parties........................  31
             SECTION 9.05.  Advances........................................  33
             SECTION 9.06.  Net Deposits....................................  33
             SECTION 9.07.  Statements to Certificateholders................  34
             SECTION 9.08.  Intentionally Blank.............................  35
             SECTION 9.09.  Payahead Account................................  35
             SECTION 9.10.  Calculation of Notional Principal Amount........  35

ARTICLE X    Credit Enhancement.............................................  36
             SECTION 10.01. Subordination...................................  36
             SECTION 10.02. Spread Account..................................  36

ARTICLE XI   The Certificates...............................................  38
             SECTION 11.01. The Certificates................................  38
             SECTION 11.02. Authentication of Certificates..................  38
             SECTION 11.03. Registration of Transfer and
                            Exchange of Certificates........................  38
             SECTION 11.04. Mutilated, Destroyed, Lost, or Stolen
                            Certificates....................................  39
             SECTION 11.05. Persons Deemed Owners...........................  39
             SECTION 11.06. Access to Agreement and List of
                            Certificateholders' Names and Addresses.........  39
             SECTION 11.07. Maintenance of Office or Agency.................  40
             SECTION 11.08. Book-Entry Certificates.........................  40
             SECTION 11.09. Notices to Clearing Agency......................  41
             SECTION 11.10. Definitive Certificates.........................  41
             SECTION 11.11. The Tax Partnership Agreement...................  41

ARTICLE XII  The Depositor..................................................  42
             SECTION 12.01. Representations and Undertakings
                            of Depositor....................................  42
             SECTION 12.02. Liability of Depositor; Indemnities.............  44
             SECTION 12.03. Merger or Consolidation of, or Assumption
                            of the Obligations of Depositor.................  44
             SECTION 12.04. Limitation on Liability of Depositor and
                            Others..........................................  45
             SECTION 12.05. Depositor May Own Certificates..................  45

ARTICLE XIII The Servicer...................................................  45
             SECTION 13.01. Representations of Servicer.....................  45
             SECTION 13.02. Indemnities of Servicer.........................  47
             SECTION 13.03. Merger or Consolidation of, or Assumption
                            of the Obligations of Servicer..................  48
             SECTION 13.04. Limitation on Liability of Servicer and
                            Others..........................................  48
             SECTION 13.05. Servicer Not to Resign..........................  49
             SECTION 13.06. Delegation of Duties............................  49

ARTICLE XIV  Default........................................................  49
             SECTION 14.01. Events of Default...............................  49
             SECTION 14.02. Appointment of Successor........................  51
             SECTION 14.03. Notification to Certificateholders..............  52
             SECTION 14.04. Waiver of Past Defaults.........................  52

ARTICLE XV   The Trustee....................................................  52
             SECTION 15.01. Duties of Trustee...............................  52
             SECTION 15.02. Trustee's Certificate...........................  54
             SECTION 15.03. Trustee's Assignment of Purchased
                            Receivables.....................................  54
             SECTION 15.04. Certain Matters Affecting the Trustee...........  55
             SECTION 15.05. Trustee Not Liable for Certificates or
                            Receivables.....................................  56
             SECTION 15.06. Trustee May Own Certificates....................  57
             SECTION 15.07. Trustee's Fees and Expenses.....................  57
             SECTION 15.08. Eligibility Requirements for Trustee............  57
             SECTION 15.09. Resignation or Removal of Trustee...............  58
             SECTION 15.10. Successor Trustee...............................  58
             SECTION 15.11. Merger or Consolidation of Trustee..............  59
             SECTION 15.12. Appointment of Co-Trustee or Separate
                            Trustee.........................................  59
             SECTION 15.13. Representations and Warranties of Trustee.......  60

ARTICLE XVI  Termination....................................................  61
             SECTION 16.01. Termination of the Trust........................  61
             SECTION 16.02. Optional Disposition of All Receivables.........  62
             SECTION 16.03. Termination upon the Bankruptcy of
                            the Class IC Certificateholder..................  62

ARTICLE XVII Miscellaneous Provisions.......................................  63
             SECTION 17.01. Amendment.......................................  63
             SECTION 17.02. Protection of Title to Trust....................  65
             SECTION 17.03. Limitation on Rights of Certificateholders......  66
             SECTION 17.04. Governing Law...................................  67
             SECTION 17.05. Notices.........................................  67
             SECTION 17.06. Severability of Provisions......................  68

             SECTION 17.07. Assignment......................................  68
             SECTION 17.08. Certificates Nonassessable and Fully Paid.......  68
             SECTION 17.09. Nonpetition Covenant............................  68
             SECTION 17.10. Counterparts....................................  68
             SECTION 17.11. Third Party Beneficiary.........................  68


EXHIBIT 1    -      Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 2    -      Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 3    -      Servicer's Certificate
EXHIBIT A-1  -      Form of Class A-1 Automobile Receivable Backed
                    Certificate
EXHIBIT A-2  -      Form of Class A-2 Automobile Receivable Backed
                    Certificate
EXHIBIT B    -      Form of Class I Automobile Receivable Backed
                    Certificate
EXHIBIT C    -      Form of Class IC Automobile Receivable Backed
                    Certificate
EXHIBIT D    -      Form of Depository Trust Co. Letter of Representations

SCHEDULE A   -      Schedule of Receivables
SCHEDULE B   -      Location of Receivables
SCHEDULE C   -      Planned Notional Principal Amount Schedule
ANNEX A      -      Tax Partnership Agreement

  THIS POOLING AND SERVICING AGREEMENT, dated as of ______ _, 1996, is made with respect to the formation of the Bay View 1996-A Auto Trust, among BAY VIEW SECURITIZATION CORPORATION, a Delaware corporation as depositor (the "Depositor"), CALIFORNIA THRIFT AND LOAN, a California corporation as servicer (the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

  WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                               CREATION OF TRUST

  Upon the execution of this Agreement by the parties hereto, there is hereby created the Bay View 1996 RA-1 Auto Trust.

  The parties hereto intend that this Agreement be construed so as to create a partnership formed to facilitate the direct investment by Certificateholders in the assets of the Trust.


                                   ARTICLE II

                                  DEFINITIONS

  SECTION 2.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

  "Accrued Interest" means all interest accrued on the Receivables prior to the opening of business on the day following the Cutoff Date.

  "Advance" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 9.05.

  "Affiliate" means any wholly-owned subsidiary of BVCC, a Delaware corporation, excluding CTL.

  "Agreement" means this Pooling and Servicing Agreement executed by the Depositor, the Servicer and the Trustee, and all amendments and supplements thereto.

  "Amount Financed", with respect to a Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

  "Approved Rating" means a rating of P-1 by Moody's or A-l+ by Standard &
Poor's.

  "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

  "Available Spread Amount" means, on any Distribution Date, the amount on deposit in the Spread Account, including any income or gain from any investment of funds in the Spread Account, net of any losses from such investment before giving effect to deposits into or withdrawals from the Spread Account pursuant to Article IX.

  "Available Funds" means the amount defined as such in Section 9.02.

  "Bank" means Bay View Federal Bank, a Federal Savings Bank.

  "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 11.08; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates".

  "Business Day" means, unless otherwise specified, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, (or, if the Servicer has previously provided notice to the Trustee that such day is not a Business Day, San Francisco, California), shall be authorized or obligated by law, executive order, or governmental decree to be closed.

  "BVCC" means Bay View Capital Corporation, a Delaware corporation holding 100% of the Depositor's outstanding Common Stock.

  "Certificate" means a Class A Certificate, a Class I Certificate or a Class IC Certificate.

  "Certificateholder" or "Holder" means the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Certificate registered in the name of the Depositor, the Servicer or CTL, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage of Certificates (except the Class IC Certificate) necessary to effect any such consent, waiver, request, or demand shall have been obtained.

  "Certificate Account" means the account designated as such, established and maintained pursuant to Section 9.01.

  "Certificate Balance" means, at any time, the Initial Certificate Balance minus all distributions of Monthly Principal made up to such time.

  "Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Certificate Balance.

  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

  "Certificate Register" and "Certificate Registrar" mean, respectively, the register maintained and the registrar appointed pursuant to Section 11.03.

  "Class A Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-1 or Exhibit A-2.

  "Class A Certificateholder" means the Person in whose name the respective Class A Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Depositor, the Servicer or CTL, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

  "Class A Monthly Interest" means, for any Distribution Date, the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest and Class A-3 Monthly Interest.

  "Class A-1 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-1.

  "Class A-1 Certificate Balance" means, at any time, the Initial Class A-1 Certificate Balance minus all distributions of Monthly Principal to Class A-1 Certificateholders made up to such time.

  "Class A-1 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-1 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-1 Certificate Balance.

  "Class A-1 Certificateholder" means the Person in whose name the respective Class A-1 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-1 Certificate registered in the name of the Depositor, the Servicer or CTL, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

  "Class A-1 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-1 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date assuming a 30-day month from and including the Closing Date divided by 30) multiplied by the Class A-1 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-1

Pass-Through Rate and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

  "Class A-1 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-1 Certificateholders on each Distribution Date in accordance with Section 9.04.

  "Class A-1 Pass-Through Rate" means ____% per annum, payable monthly at one-twelfth of the annual rate.

  "Class A-1 Stated Final Distribution Date" means _______ _, 200_.

  "Class A-2 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-2.

  "Class A-2 Certificate Balance" means, at any time, the Initial Class A-2 Certificate Balance minus all distributions of Monthly Principal to Class A-2 Certificateholders made up to such time.

  "Class A-2 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-2 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-2 Certificate Balance.

  "Class A-2 Certificateholder" means the Person in whose name the respective Class A-2 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-2 Certificate registered in the name of the Depositor, the Servicer or CTL, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

  "Class A-2 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-2 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date assuming a 30-day month from and including the Closing Date divided by 30) multiplied by the Class A-2 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

  "Class A-2 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-2 Certificateholders on each Distribution Date in accordance with Section 9.04.

  "Class A-2 Pass-Through Rate" means ____% per annum, payable monthly at one-twelfth of the annual rate.

  "Class A-2 Stated Final Distribution Date" means ________ _, 200_.

  "Class I Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit B.

  "Class I Certificateholder" means the Person in whose name the respective Class I Certificate shall be registered in the Certificate Register, except that solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Class I Certificate registered in the name of the Depositor, the Servicer or CTL, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

  "Class I Monthly Interest" means (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date assuming a 30-day month from and including the Closing Date divided by 30) multiplied by the Notional Principal Amount of the Class I Certificates at the Closing Date, and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class I Pass-Through Rate and the Notional Principal Amount as of the immediately preceding Distribution Date (after giving effect to any application of Monthly Principal on such preceding Distribution Date); provided, however, that after the Stated Final Class I Distribution Date, the Class I Monthly Interest shall be zero.

  "Class I Pass-Through Rate" means ____% per annum, payable monthly at one-twelfth of the annual rate.

  "Class IC Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit C.

  "Class IC Certificateholder" means the Depositor or any Person in whose name the Class IC Certificate shall be registered in the Certificate Register.

  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

  "Closing Date" means ______ __, 1996.

  "Collected Interest" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

  "Collected Principal" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to principal relating to such Collection Period.

  "Collection Period" means (i) initially, the period from the day after the Cutoff Date to the end of the calendar month of December, 1996 and (ii) thereafter, each calendar month, until the Trust shall terminate pursuant to
Article 16.

  "Companion Component" means, for each respective Distribution Date, the difference between the Certificate Balance and the PAC Component.

  "Corporate Trust Office" means the office of the Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, NY 10006; Attention: Corporate Trust and Agency Group; Telecopy (212) 250-1393 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

  "CTL" means California Thrift & Loan, a California corporation, and its successors and assigns, other than in its capacity as Servicer.

  "Cutoff Date" means _____ __, 1996.

  "Dealer" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to CTL or under an existing agreement with CTL or who arranged for a loan from CTL or to the purchaser of a Financed Vehicle under an existing agreement with CTL.

  "Defaulted Receivable" means, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment was delinquent 120 days or more as of the last day of such Collection Period, (ii) the Financed Vehicle that secures the Receivable has been repossessed, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Defaulted Receivable" shall not include any Receivable that is to be repurchased pursuant to Section 7.02.

  "Definitive Certificate" means a Certificate defined as such in Section 11.08.

  "Depositor" means Bay View Securitization Corporation, a Delaware corporation, in its capacity as the depositor of the Receivables under this Agreement, and each successor to Bay View Securitization Corporation (in the same capacity) pursuant to Section 12.03.

  "Depository Agreement" means the agreement among the Depositor, the Trustee and the initial Clearing Agency in the form attached hereto as Exhibit D.

  "Determination Date" means, for each Collection Period, the fifth day of the following month.

  "Dissolution Distribution Date" means the Distribution Date following the liquidation of the trust corpus pursuant to Section 16.02 or Section 16.03.

  "Distribution Date" means, for each Collection Period, the 15th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day). The first Distribution Date shall be ___________, 199_.

  "Eligible Bank" means any depository institution with trust powers (including the Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least Baa3 from Moody's or
(ii) is approved by each Rating Agency.

  "Eligible Investment" means any of the following:

  (i) direct obligations of, and obligations the full and timely payment of principal and interest on which is fully guaranteed by, the United States of America, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

  (ii) (A) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, in each case subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

  (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (A) above;

  (iv) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

  (v) commercial paper having an Approved Rating at the time of such investment;

  (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agency, provided that the Trustee shall have received written notice from the Rating Agency to the effect that the investment of funds in such a contract will not result in the reduction or withdrawal of any rating on the Certificates;

  (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and

  (viii) any other investment approved in advance in writing by the Rating Agencies and the Surety Bond Issuer.

  "Event of Default" means an event specified in Section 14.01.

  "Excess Yield Requirement" has the meaning specified in Section [1.01] of the Insurance Agreement.

  "Financed Vehicle" means a new or used automobile, light truck, motorcycle, or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

  "Holder" -- see "Certificateholder."

  "Initial Certificate Balance" means $________________.

  "Initial Class A-1 Certificate Balance" means $__________________.

  "Initial Class A-2 Certificate Balance" means $___________________.

  "Insolvency Event" with respect to a party means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee-in-bankruptcy or similar official for such party in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by such party to the appointment of a trustee-in-bankruptcy or similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such party or of or relating to substantially all of its property; or (iii) such party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

  "Interest Advance Amount" with respect to a simple interest Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date; and, with respect to a Precomputed Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to that portion of the earliest delinquent Scheduled Payment allocable to interest (using the actuarial or constant yield method).

  "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of ___________, 1996, among the Depositor, CTL individually and as Servicer, and the Surety Bond Issuer pursuant to which the Surety Bond Issuer issued the Surety Bond.

  "Interest Shortfall" means, as to any simple interest Receivable as of the last day of any Collection Period, the amount, if any, by which (a) interest due on such Receivable exceeds (b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable as of the last day of any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method and after giving effect to the withdrawal of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Sections 8.02(b) and
9.09 hereof).

  "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable or related Financed Vehicle by operation of law.

  "Liquidation Proceeds" means the monies collected from whatever source, including insurance proceeds, on Defaulted Receivables, net of the sum of any amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor. "Liquidation Proceeds" with respect to a Distribution Date means such monies collected during the preceding Collection Period.

  "Monthly Interest" means the sum of Class A Monthly Interest and Class I Monthly Interest.

  "Monthly Principal" means, for any Distribution Date, an amount equal to (i) the Pool Balance at the close of business on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Pool Balance), less (ii) the Pool Balance at the close of business on the last day of the preceding Collection Period; provided, however, that: (i) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-1 Certificate Balance to zero on the Class A-1 Stated Final Distribution Date; and (ii) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-2 Certificate Balance to zero on the Class A-2 Stated Final Distribution Date. Monthly Principal will not exceed the Certificate Balance.

  "Monthly Servicing Fee" means, (i) for the first Distribution Date, the product of the following: (one-twelfth of the Servicing Rate) multiplied by (the number of days remaining in the month of the Closing Date from and including the Closing Date, assuming a 30-day month, divided by 30) multiplied by the Initial Certificate Balance and (ii) for any subsequent Distribution Date, one-twelfth of the product of (a) the Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on that such Distribution Date) and (b) the Servicing Rate.

  "Moody's" means Moody's Investors Service, Inc.

  "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

  "Note Rate" means, with respect to a Receivable, the contract rate of interest on such Receivable, exclusive of prepaid finance charges.

  "Notional Principal Amount" or "PAC Component" means, for the purpose of calculating the Class I Monthly Interest at any time, the Original Notional Principal Amount minus all allocations of Monthly Principal to the PAC Component made up to such time pursuant to Section 9.10 of this Agreement.

  "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle who owes payments under the Receivable. The phrase payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by CTL, the Depositor or the Servicer.

  "Officers' Certificate" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of CTL, the Depositor or the Servicer, as the case may be; provided that no individual shall sign in a dual capacity.

  "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Depositor and/or Servicer, which counsel shall be acceptable to the Trustee.

  "Optional Disposition Price" means the amount specified as such in Section 16.02.

  "Original Notional Principal Amount" shall be $______________.

  "Original Pool Balance" means $__________________.

  "Outstanding Advances" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

  "PAC Component" has the meaning set forth in Section 9.10.

  "Payahead" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with
Section 8.02(b) with respect to such Receivable.

  "Payahead Account" means the account designated as such, established and maintained pursuant to Section 9.09.

  "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 8.02(b) and 9.09.

  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

  "Planned Notional Principal Amount" means, for each respective Distribution Date, the corresponding amount specified in the Planned Notional Principal Amount Schedule.

  "Planned Notional Principal Amount Schedule" means, the amortization Schedule of Planned Notional Principal Amount for each respective Distribution Date, attached hereto as Schedule C.

  "Pool Balance" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for purposes of determining Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by CTL) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Defaulted Receivable or a Purchased Receivable is actually repurchased.

  "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the rule of 78's or any equivalent method.

  "Premium Side Letter Agreement" means the letter dated the Closing Date as defined in the Insurance Agreement.

  "Prepayment Charges," as used in the Agreement, shall be interpreted to include, without limitation, in the case of a Precomputed Receivable that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed in accordance with the method provided for in the contract governing such Receivable, such as the rule of 78's.

  "Principal Balance" of a simple interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a Precomputed Receivable, as of the close of business on the Cutoff Date, means the gross principal balance of such Receivable on the records of the Servicer, net of unearned or accrued interest reflected therein, and as of the close of business on the last day of a Collection Period, means the Principal Balance as of the Cutoff Date minus that portion of all Scheduled Payments received with respect to such Receivable in respect of such Collection Period and all prior Collection Periods allocable to principal of such Receivable using the actuarial or constant yield method.

  "Principal Distribution Sequence" means that Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; and (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero.

  "Purchase Agreement" means the Purchase Agreement, dated as of __________, 1996, by and between the Depositor and CTL, as amended, supplemented or modified from time to time.

  "Purchase Amount" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

  "Purchased Receivable" means a Receivable purchased not later than the Determination Date of the month immediately following the respective Collection Period by the Servicer pursuant to Section 8.07 or repurchased not later than the Determination Date of the month immediately following the respective Collection Period by CTL pursuant to Section 7.02.

  "Rating Agency" means each of Moody's and Standard & Poor's and their successors and assigns.

  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that, within 7 days of receipt of such notice, none of the Rating Agencies shall have notified the Depositor, the Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of the then current ratings of the Certificates.

  "Receivable" means any simple interest or pre-computed (add-on) interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to the Agreement.

  "Receivable Files" means the documents specified in Section 7.03.

  "Receivables" or "Receivables Pool" means those Receivables conveyed to the Trust by the Depositor listed as of the Cutoff Date in Schedule A.

  "Record Date" means, for any Distribution Date, the last day of the preceding Collection Period.

  "Recoveries" means Liquidation Proceeds received by the Servicer during the preceding calendar month on Defaulted Receivables.

  "Recoveries of Advances" means, for any Collection Period, all payments received by the Servicer by or on behalf of Obligors (other than Obligors with respect to Defaulted Receivables and excluding reimbursements of Outstanding Advances on Defaulted Receivables pursuant to Sections 9.04(a) (i) and 9.05) during such Collection Period representing recoveries of Interest Shortfalls for which Advances were made for prior Collection Periods.

  "Required Spread Amount" means on each Distribution Date, ____% of the Initial Certificate Balance (after giving effect to any payment of Monthly Principal on such Distribution Date); provided, that on any Distribution Date on which (or after the first Distribution Date on which) the Excess Yield Requirement is not met, the Required Spread Amount shall be equal to _% of the Certificate Balance (after giving effect to any payment of Monthly Principal on such Distribution Date); and provided further that upon and during the continuance of an Event of Default or a Trigger Event, the Required Spread Amount shall be equal to the Surety Bond Amount as of such Distribution Date after giving effect to any draws on the Surety Bonds, draws on the Spread Account and other distributions pursuant to Section 9.04 on such Distribution Date.

  "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

  "Scheduled Payment" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance and to provide interest at the Note Rate.

  "Servicer" means California Thrift & Loan, a California corporation, in its capacity as the servicer of the Receivables and each successor to California Thrift & Loan (in the same capacity) pursuant to Section 13.03 or 14.02.

  "Servicer's Certificate" means a certificate completed and executed by an officer of the Servicer pursuant to Section 8.09.

  "Servicing Rate" means 1.00% per annum, payable monthly at one-twelfth of the annual rate, subject to adjustment with respect to a successor Servicer pursuant to Section 14.02.

  "Spread Account" means, the account designated as such, established and maintained pursuant to Section 10.02.

  "Spread Account Facility" means any liquidity facility or similar arrangement established pursuant to Section 10.02.

  "Spread Account Surplus" means, on any Distribution Date, the excess, if any, of the Available Spread Amount on such Distribution Date, after giving effect to deposits into and withdrawals from the Spread Account pursuant to Article 9 on such Distribution Date, over the Required Spread Amount on such Distribution Date (after giving effect to any payments of Monthly Principal and Monthly Interest and all amounts owing to the Surety Bond Issuer on such Distribution
Date).

  "Standard & Poor's" means Standard & Poors Ratings Services, a division of McGraw-Hill Companies, Inc.

  "State" means (i) any state of the United States of America or (ii) the District of Columbia.

  "Stated Final Distribution Date" means _________, 200_.

  "Stated Final Class I Distribution Date" means ________, 200_.

  "Surety Bond" means the irrevocable Principal/Interest Surety Bond dated ________, 1996 issued by the Surety Bond Issuer to the Trustee for the benefit of the Class A and Class I Certificateholders and having a maximum amount available to be drawn in respect of Class A Monthly Interest, Class I Monthly Interest and Monthly Principal equal to the Surety Bond Amount.

  "Surety Bond Amount" means with respect to any Distribution Date:

  (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less

 (y)      all amounts on deposit in the Spread Account on such Distribution
Date.

  "Surety Bond Fee" means for any Distribution Date, an amount equal to the product of (i) the Surety Bond per annum fee rate set forth in the Premium Side Letter Agreement calculated for the actual number of days elapsed during the Collection Period on the basis of a 360 day year and (ii) the Certificate Balance calculated as of the Record Date to which such Distribution Date relates, payable monthly in arrears.

  "Surety Bond Issuer" means Capital Markets Assurance Corporation, a New York domiciled monoline stock insurance company.

  "Trigger Event" means any of the events identified as such in Section [6.02] of the Insurance Agreement.

  "Trust" means the trust created by the Agreement, the estate of which shall generally comprise the Receivables (other than Purchased Receivables) and all monies paid thereon, and all monies due thereon, including Accrued Interest, as of and after the Cutoff Date (but excluding Accrued Interest paid on or prior to the Closing Date); security interests in the Financed Vehicles; funds deposited in the Certificate Account; all documents contained in the Receivable Files; any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; any Liquidation Proceeds and any rights of the Depositor in proceeds from claims or refunds of premiums on any physical damage, lender's collateral protection, credit life, disability, and hospitalization insurance policies covering Financed Vehicles or Obligors; the interest of the Depositor in recourse to Dealers relating to certain of the Receivables; the proceeds of the foregoing; amounts on deposit from time to time in the Spread Account; and certain rights of the Depositor under the Purchase Agreement, including, without limitation, Section 3.03 thereof.

  "Trustee" means Bankers Trust Company, a banking corporation organized under the laws of the State of New York and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

  "Trustee's Certificate" means a certificate completed and executed by the Trustee by a Responsible Officer pursuant to Section 15.02, substantially in the form of, in the case of an assignment to CTL, Exhibit 1, and in the case of an assignment to the Servicer, Exhibit 2.

  "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

  SECTION 2.02. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

  SECTION 2.03. CUTOFF DATE AND RECORD DATE. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

  SECTION 2.04. SECTION REFERENCES. All section references in this Agreement shall be to Sections in this Agreement unless otherwise specified.


                                  ARTICLE III

                           CONVEYANCE OF RECEIVABLES


  In consideration of the Trustee's delivery to or upon the order of the Depositor of Class A Certificates with a Certificate Balance equal to the Original Pool Balance, Class I Certificates representing in the aggregate the Original Notional Principal Amount and the Class IC Certificate the Depositor does hereby sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders and the Surety Bond Issuer, without recourse (subject to the obligations herein):

  (i) all right, title, and interest of the Depositor in and to the Receivables listed in Schedule A hereto;

  (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

  (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

     (iv)    funds deposited in the Certificate Account;

     (v) the interest of the Depositor in any proceeds from recourse to Dealers relating to the Receivables;

     (vi)    all documents contained in the Receivable Files;

     (vii) all monies paid and all monies due, including Accrued Interest, after the Cutoff Date, with respect to the Receivables held by the Servicer or Depositor (but excluding Accrued Interest paid prior to the Closing Date);

     (viii) the rights of the Depositor pursuant to the Purchase Agreement to require CTL to repurchase any Receivables as to which there has been a breach of the representations and warranties contained therein;

     (ix)    the benefits of the Surety Bond; and

     (x)     all proceeds of the foregoing.

     The Depositor does hereby further assign, convey, pledge and grant a security interest in (i) the funds on deposit from time to time in the Spread Account; (ii) all Eligible Investments purchased with funds deposited in the Spread Account; (iii) any and all other right, title and interest, including any beneficial interest the Depositor may have in the Certificate Account, the Spread Account and the funds deposited therein, and (iv) any proceeds of any of the foregoing, to the Trustee and for the benefit of the Certificateholders to secure amounts payable to Certificateholders as provided under this Agreement.

     The Depositor does not convey to the Trustee any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.


                                  ARTICLE IV

                             ACCEPTANCE BY TRUSTEE


     The Trustee does hereby accept all consideration conveyed by the Depositor pursuant to Article III, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders and the Surety Bond Issuer, subject to the terms and provisions of this Agreement.

                                   ARTICLE V

                  INFORMATION DELIVERED TO THE RATING AGENCY


     (a) The Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Trustee and the Surety Bond Issuer pursuant to Section 8.09, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of Default that it delivers to the Trustee pursuant to Section 8.10, (iii) a statement for each Collection Period including delinquency and loss information for the Receivables, the amount of any draws on the Surety Bond, (iv) written notice of any merger, consolidation, or other succession of the Servicer, pursuant to
Section 13.03, or the Depositor, pursuant to Section 12.03, (v) a copy of each amendment to this Agreement and (vi) any Opinion of Counsel delivered to the Trustee pursuant to Section 17.02(i).

     (b) The Trustee hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each statement or notification to Certificateholders delivered pursuant to Section 9.07, 14.03 or 15.10, (ii) a copy of each annual certified public accountant's report received by the Trustee pursuant to Section 8.11, (iii) a copy of each amendment to this Agreement and
(iv) a copy of the notice of termination of the Trust provided to Certificateholders pursuant to Section 16.01.

     (c)  For purposes of delivery pursuant to paragraphs (a) and (b) of this
Article VIII, the addresses for the Rating Agencies are:

     Structured Finance/Asset Backed Surveillance Group
     Standard & Poor's Ratings Group, a division of
     McGraw-Hill, Inc.
     26 Broadway, 15th Floor
     New York, New York 10004

     Moody's Investors Service, Inc.
     Attention:  ABS Monitoring Department
     4th Floor
     99 Church Street
     New York, New York 10007

     (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Trustee to comply with any or all of the provisions of this Article V shall not constitute an Event of Default or a default of any kind under this Agreement or make any remedy available to any Person.

                                   ARTICLE VI

                               AGENT FOR SERVICE


     The agent for service for the Depositor shall be Robert J. Flax, Secretary of the Depositor. Any and all service on the agent for service of the Depositor shall be sent to Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403.

     The agent for service for the Servicer shall be Michael Iachelli, President of the Servicer. Any and all service on the agent for service of the Servicer shall be sent to California Thrift & Loan, 818 Oakpark Road, Covina, California 91724.


                                  ARTICLE VII

                                THE RECEIVABLES


     SECTION 7.01.  REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.  Pursuant to
Article III, the Depositor has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Depositor in the Purchase Agreement as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Purchase Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

     (a) The Depositor hereby represents and warrants to the Trustee that it has entered into the Purchase Agreement with CTL, that CTL has made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, and that pursuant to
Article III of this Agreement the Depositor has transferred and assigned to the Trustee all rights of the Depositor to cause CTL under the Purchase Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

     (b) It is the intention of the Depositor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Depositor to the Trust and that the beneficial interest in and title to the Receivables not be part of the receivership estate in the event of the appointment of a receiver for the Depositor. No Receivable has been sold, transferred, assigned, or pledged by the Depositor to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable free and clear of all liens, and, immediately upon the transfer thereof, the Trustee (for the benefit of the Certificateholders and the Surety Bond Issuer) shall have good and marketable title to each Receivable, free and clear of all liens and rights of others, except for the rights of the Certificateholders and the Surety Bond Issuer; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

     SECTION 7.02. REPURCHASE UPON BREACH. The Depositor, CTL, the Servicer, or the Trustee, as the case may be, shall inform the Surety Bond Issuer and the other parties promptly, in writing, upon the discovery of any breach of the representations and warranties contained in the Purchase Agreement. This obligation shall not constitute an obligation on the part of the Trustee to actively seek to discover any such breaches. Unless the breach shall have been cured by the second Record Date following the discovery, CTL, pursuant to its obligations under the Purchase Agreement, shall repurchase any Receivable materially and adversely affected by the breach as of such Record Date (or, at CTL's option, the first Record Date following the discovery). In consideration of the purchase of the Receivable, CTL shall remit the Purchase Amount, in the manner specified in Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the representations and warranties referred to in Section 7.01 shall be to require CTL to repurchase Receivables pursuant to the Purchase Agreement and this Section 7.02.

     SECTION 7.03. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, for the benefit of the Trust and the Certificateholders, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

     (i)     The original of the Receivable.

     (ii)    The original credit application fully executed by the Obligor.

     (iii) The original certificate of title or such documents that the Depositor or Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of CTL in the Financed Vehicle.

     (iv) Any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

     SECTION 7.04.  DUTIES OF SERVICER AS CUSTODIAN.

     (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure; provided, however, notwithstanding anything to the contrary in Section 7.03 or this Section 7.04, the Servicer shall not be required to possess the original of Receivables representing less than 2% of the Original Pool Balance until 30 days following the Closing Date.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trustee by prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

     (c) Release of Documents. Upon instruction from the Trustee, the Servicer shall release any document in a Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

     SECTION 7.05. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

     SECTION 7.06. CUSTODIAN'S INDEMNIFICATION. The Servicer, in its capacity as custodian, shall indemnify the Trust and the Trustee (which shall include, for purposes of this Section 7.06, its directors, officers, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust or the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     SECTION 7.07. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
7.07. If the Servicer shall resign in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 14.01, the appointment of the Servicer as custodian may be terminated (i) by the Trustee with the consent of the Surety Bond Issuer, which consent shall not be unreasonably withheld, (ii) by the Holders of Certificates evidencing not less than 25% of the Certificate Balance and 25% of the Notional Principal Amount of the Class I Certificates with the consent of the Surety Bond Issuer, which consent shall not be unreasonably withheld, or (iii) by the Surety Bond Issuer, without the consent of the Holders of the Certificates (and, as to the rights of the Surety Bond Issuer under (i), (ii) or (iii), so long as the Surety Bond Issuer is not in default of its obligations under the Surety Bond). The Trustee may terminate the Servicer's appointment as custodian with cause at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the

Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee, with the consent of the Surety Bond Issuer, may reasonably designate.

     SECTION 7.08. LIABILITY OF THE HOLDER OF THE CLASS IC CERTIFICATE AND THE CERTIFICATEHOLDERS.

     (a) The holder of the Class IC Certificate shall be liable directly to and shall indemnify any creditor of the Trust, including any injured party, for all losses, claims, damages, liabilities and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the extent that the holder of the IC Certificate would be liable if the Trust were a partnership under the Uniform Limited Partnership Act in which the holder of the IC Certificate was a general partner; provided, however, that the holder of the IC Certificate shall not be liable for (i) any losses incurred by a Certificateholder or a Certificate Owner in its capacity as an investor in the Certificates or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Certificateholders, the Certificate Owners, or the Trustee (including any liabilities, costs or expenses with respect thereto) with respect to the Receivables not specifically indemnified against or represented to hereunder. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the holder of the Class IC Certificate shall not be liable) shall be deemed third party beneficiaries of this section 7.08(a). The obligations of the holder of the Class IC Certificate under this
Section 7.08(a) shall be evidenced by the Class IC Certificate.

     (b) No Certificate Owner or Certificateholder, other than to the extent set forth in Section 7.08(a) with respect to the Class IC Certificateholder, shall have any personal liability for any liability or obligation of the Trust.

     (c) The Depositor shall not, without the consent of the Surety Bond Issuer (not to be unreasonably withheld), sell, assign, pledge or otherwise transfer, in whole, or in part or in any series of related or unrelated transactions any of its right, title or interest in or to the IC Certificate.


                                 ARTICLE VIII

                  ADMINISTRATION AND SERVICING OF RECEIVABLES


     SECTION 8.01. DUTIES OF SERVICER. The Servicer, for the benefit of the Trust and the Certificateholders, shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, making Advances (in accordance with Section 9.05), responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Trustee shall execute any documents prepared by the Servicer and delivered to the Trustee for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 8.02. COLLECTION OF RECEIVABLE PAYMENTS. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding at the Stated Final Distribution Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 8.07 (unless such Receivable is otherwise being purchased pursuant to Section 16.02) as of the last day of the Collection Period immediately preceding the Stated Final Distribution Date. The Servicer may in its discretion waive any late payment charge or any other fees that it is entitled to retain under
Section 8.08, or other fee (to the extent consistent with its credit and collection policy on the Closing Date) that may be collected in the ordinary course of servicing a Receivable.

     Each payment on a simple interest Receivable shall be applied first to collection fees, if any, second, to late charges, if any accrued on such Receivable, third to the amount of interest accrued on such Receivable to the date of receipt; fourth, to principal due on such Receivable; and last, to reduce the remaining principal amount outstanding on such Receivable.

     (b) All allocations of payments with respect to a simple-interest Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on the basis of a thirty-day month and a 360- day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a simple interest Receivable shall be applied first to collection fees, if any; second, to late charges, if any, accrued on such Receivable; third to the amount of interest accrued on such Receivable to the date of receipt; fourth to principal due on such Receivable; and, last, to reduce the remaining principal amount outstanding on such Receivable. Payments made by or on behalf of an Obligor with respect to a Precomputed Receivable shall be applied first to overdue Scheduled Payments (including reduction of Outstanding Advances as provided in Section 9.04). Next, any excess shall be applied to the Scheduled Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

     SECTION 8.03. REALIZATION UPON RECEIVABLES. (a) On behalf of the Trust the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

     (b) Unless otherwise stated in this Agreement, the Servicer shall either purchase or liquidate each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Defaulted Receivable either (i) by the end of the Collection Period preceding the Stated Final Distribution Date or (ii) if earlier, by the end of the ninth Collection Period following the Collection Period during which such Receivable became a Defaulted Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards.

     SECTION 8.04. PHYSICAL DAMAGE INSURANCE. The Servicer, in accordance with its customary servicing procedures, and underwriting standards shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle.

     SECTION 8.05. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 8.06. COVENANTS OF SERVICER. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the amount of the Scheduled Payment under a Receivable or change the Amount Financed under a Receivable or reduce the Note Rate of a Receivable (except if so ordered by a bankruptcy court in a proceeding concerning the Obligor).

     SECTION 8.07. PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party and the Surety Bond Issuer promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 8.06. This obligation shall not constitute an obligation on the part of the Trustee to discover any such breaches. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 8.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 8.07, except as provided in Section 13.02.

     SECTION 8.08. SERVICING FEE. The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 14.02). The Servicer shall be entitled to retain from payments of interest on the Receivables collected during a Collection Period an amount equal to the Monthly Servicing Fee due the Servicer in respect of such Collection Period and need not deposit such amount in the Certificate Account. The Servicer shall also be entitled to retain, and need not deposit in the Certificate Account, all late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to Receivables, if any, collected (from whatever source) on the Receivables. The Monthly Servicing Fee will be paid only out of the funds of the Trust and not from the Trustee's own funds. So long as California Thrift & Loan or an Affiliate is the Servicer, if the Servicer fails to pay the Trustee's fees and expenses pursuant to Section 15.07, the Trustee shall be entitled to receive such amount from the Monthly Servicing Fee prior to payment thereof to the Servicer and the Servicer shall not retain from collections that portion of the Monthly Servicing Fee equal to any fees of the Trustee that are due and payable and any unpaid amount that the Servicer has received notice is due the Trustee as reimbursement for expenses.

     SECTION 8.09. SERVICER'S CERTIFICATE. On or before the Determination Date following each Collection Period, the Servicer shall deliver to the Trustee and the Surety Bond Issuer a Servicer's Certificate in substantially the form of
Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to Section 9.04 for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 9.07, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by CTL and purchased by the Servicer, (C) with respect to Precomputed Receivables the net deposit from the Certificate Account to the Payahead Account or the net withdrawal from the Payahead Account to the Certificate Account required for the Collection Period in accordance with Section 9.09, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with this Agreement, (D) current and cumulative information respecting (i) delinquent Receivables that are 30, 60 and 90 days past due, and (ii) charge-offs, the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and recoveries on charged off Receivables; and (E) each other item listed in Section
9.04 hereof reasonably requested by the Rating Agency or the Surety Bond Issuer in order to monitor the performance of the Receivables. Receivables purchased by CTL as of the last day of such Collection Period shall be identified by the CTL account number with respect to such Receivable (as specified in Schedule A to this Agreement).

     SECTION 8.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT. (a) The Servicer shall deliver to the Trustee and the Surety Bond Issuer, on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Closing Date, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the initial Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the Report referred to in Section 8.11 may be obtained by any Certificateholder at its own expense by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to a Responsible Officer of the Trustee and the Surety Bond Issuer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 14.01. The Depositor or the Servicer shall deliver to a Responsible Officer of the Trustee and the Surety Bond Issuer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 14.01.

     SECTION 8.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Trustee and the Surety Bond Issuer on or before March 31 of each year concerning the 12-month period ended December 31 of the preceding year (or shorter period since the date of this Agreement), beginning on the first December 31 following the first March 31 after the Closing Date, a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to new or used automobile, motorcycle, van and light truck loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, van or light truck loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

     The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 8.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivables Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.12.

     SECTION 8.13. SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of its agents, independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders.

     SECTION 8.14. REPORTS TO CERTIFICATEHOLDERS. The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any certificate described in Section 8.09, or the annual statement described in Section 8.10, or the annual report described in Section
8.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.


                                  ARTICLE IX

                DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

     SECTION 9.01. CERTIFICATE ACCOUNT. The Servicer, on behalf of the Trust, shall establish the Certificate Account with the Bank or an Eligible Bank as a segregated trust account in the name of the Trust for the benefit of Certificateholders with the Corporate Trust Office of the Trustee. The Servicer shall direct the Trustee to invest the amounts in the Certificate Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date and to hold such Eligible Investments to maturity. The Trustee (or its custodian) shall (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Trustee or registered in the name of the Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Trustee.

     SECTION 9.02. COLLECTIONS. The Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds, both as collected during the Collection Period net of Monthly Servicing Fees and administrative fees allowed to be retained by the Servicer pursuant to Section 8.08 and net of charge backs (attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws) not later than the second Business Day following the Business Day on which such amounts are received by the Servicer. Notwithstanding the foregoing, for so long as (a) CTL or an Affiliate remains the Servicer, (b) no Event of Default shall have occurred and be continuing and (c)(1) CTL (or an Affiliate succeeding CTL as Servicer) maintains a short-term rating of at least A-1 by Standard & Poor's and P-l by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with) and the prior written consent of the Surety Bond Issuer (not to be unreasonably withheld) shall have been obtained, the Servicer may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Certificate Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Distribution Date. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account on or before the Determination Date.

     On each Determination Date, the Servicer shall determine (a) the amount of payments on all Receivables and all Liquidation Proceeds received during such Collection Period, the amount of Advances for such Collection Period, and the Purchase Amount for all Receivables purchased or repurchased with respect to such Collection Period which have been deposited in the Certificate Account (net of amounts required to be paid pursuant to Section 9.04(d), excluding investment income on all such amounts, and not including amounts required to be paid pursuant to Sections 7.02, 8.07, and 9.05 but not so paid) after giving effect to the net transfer from the Certificate Account to the Payahead Account or from the Payahead Account to the Certificate Account as provided in Section 9.09, (the "Available Funds"), and (b) the amount of funds necessary to make the distributions required pursuant to Sections 9.04(a) (i) through (vii), inclusive, on the next Distribution Date. The Servicer shall by a Servicer's Certificate notify the Trustee of such amounts by telecopy to the Corporate Trust Office at the number specified in the Agreement (or such other number as the Trustee may from time to time provide), followed promptly by mailing such notice to the Trustee at the Corporate Trust Office and to the Surety Bond Issuer. On each Distribution Date, the Trustee, or the Servicer on its behalf, shall effect the net transfer between the Certificate Account and the Payahead Account as required by Section 9.09 for such Distribution Date.

     On any Distribution Date on which there are not sufficient Available Funds to make the distributions required pursuant to Sections 9.04(a)(i) through (iii) the Trustee, or the Servicer on its behalf, shall withdraw from the Spread Account, to the extent of the Available Spread Amount, an amount equal to such deficiency and promptly deposit such amount in the Certificate Account. If such deficiency exceeds the Available Spread Amount, the Servicer shall simultaneously and in the same manner also notify the Trustee and the Surety Bond Issuer of the amount of such excess deficiency. The Trustee shall promptly (and in any event not later than 1:00 p.m. New York City time on the Business Day preceding the Distribution Date) deliver a Notice for Payment as defined in the Surety Bond (appropriately completed) to the Surety Bond Issuer with respect to the Surety Bond. The Surety Bond Issuer is required pursuant to Section 10.03 and the terms of the Surety Bond to pay the amount of such excess deficiency of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Surety Bond Amount.

     The Trustee shall deposit in the Certificate Account any funds received by the Trustee in respect of funds drawn under the Surety Bond from the Surety Bond Issuer.

     If the Available Funds for a Distribution Date are insufficient to pay current and past due Surety Bond Fees, or any amounts owing to the Surety Bond Issuer pursuant to the Insurance Agreement including, without limitation, reimbursements, indemnities, fees and expenses, plus accrued interest thereon, to the Surety Bond Issuer, the Servicer shall notify the Trustee of such deficiency, and the Available Spread Amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency in Monthly Interest or Monthly Principal) shall be available to cover such deficiency.

     SECTION 9.03. PURCHASE AMOUNTS. Not later than the Determination Date, the CTL or the Servicer, as the case may be, shall remit to the Certificate Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02 and 8.07.

     SECTION 9.04.  DISTRIBUTIONS TO PARTIES.

     (a) On each Distribution Date, the Trustee shall apply or cause to be applied the Available Funds in the Certificate Account for the prior Collection Period, (plus any amounts withdrawn from the Spread Account or drawn on the Surety Bond pursuant to Section 9.02), to make the following distributions in the listed order of priority:

     (i) The aggregate amount of (y) Outstanding Advances on all Receivables that became Defaulted Receivables during the prior Collection Period, and (z) Outstanding Advances which the Servicer determines to be unrecoverable pursuant to Section 9.05, to the Servicer;

     (ii) To the extent not previously distributed to the Servicer, the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer;

     (iii) Pro rata, (in accordance with Section 9.04(b)(i)), (y) the Monthly Principal (in accordance with the Principal Distribution Sequence) and Class A Monthly Interest, including any overdue Monthly Principal and Class A Monthly Interest, to the Class A Certificateholders, and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I Certificateholders;

     (iv) The Surety Bond Fee, including any overdue Surety Bond Fee, plus accrued interest thereon at the rate provided in the Insurance Agreement, to the Surety Bond Issuer;

     (v) The amount of Recoveries of Advances, to the Servicer (to the extent not applied pursuant to (i) above on or prior to such Distribution Date);

     (vi) The aggregate amount of all unreimbursed draws made on the Surety Bond in respect of Class A Monthly Interest, Class I Monthly Interest and Monthly Principal and any other amounts payable to the Surety Bond Issuer under the Insurance Agreement, plus accrued interest thereon at the rate provided in the Insurance Agreement, to the Surety Bond Issuer;

     (vii) The balance for deposit in the Spread Account. The rights of the Class IC Certificateholder to receive distributions from the Spread Account are described in Sections 10.02(e) and (f).

     (b) (i) If on any Distribution Date there are not sufficient Available Funds (together with amounts withdrawn from the Spread Account and/or the Surety
Bond) to pay the distribution required by Section 9.04(a)(iii), the Available Funds distributable under Section 9.04(a)(iii) shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A and Class I Certificateholders, respectively, to the sum of the distributions required by Section 9.04(a)(iii) to the Class A Certificateholders and the Class I Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Class A Monthly Interest, and second to Monthly Principal and shall be distributed pro rata among the Class A Certificateholders.

     (ii) Notwithstanding the foregoing, the Class I Certificateholders will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero.

     (iii) Notwithstanding the foregoing, if either (A) the Class IC Certificateholder exercises its option to cause a disposition of the remaining corpus of the Trust on any Distribution Date pursuant to Section 16.02, or (B) the Receivables are liquidated in any Collection Period after the occurrence of an Insolvency Event with respect to the Class IC Certificateholder which causes a termination of the Trust pursuant to Section 16.03, the following shall apply:
(a) the Available Funds and amounts withdrawn from the Spread Account or drawn on the Surety Bond in respect only of Monthly Interest and Monthly Principal with respect to the immediately preceding Distribution Date as determined in accordance with Section 9.02 and 9.04 shall be distributed to Certificateholders on such Distribution Date; (b) the Surety Bond will not be available to pay any shortfall of Monthly Interest or Monthly Principal after a disposition of the Receivables pursuant to Section 16.02 or after liquidation of the trust assets pursuant to Section 16.03; and (c) the Optional Disposition Price (in the case of clause (A) of this paragraph) and the proceeds of any liquidation of Receivables (in the case of clause (B) of this paragraph) and any remaining assets of the Trust (including the remaining Available Spread Amount) shall be distributed to Certificateholders on such Distribution Date based on their Adjusted Capital Accounts (as defined in Section 6(c)(iv) of Annex A attached hereto) in accordance with Section 6(b)(iii) and Section 9 of Annex A attached hereto.

     (iv) In making such distributions the Trustee shall be entitled to rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Certificate delivered to the Trustee pursuant to Section 8.09 hereof.

     (v) All monthly distributions shall be made by wire transfer of immediately available funds to each Certificateholder of record on the preceding Record Date. Notwithstanding the foregoing, the final payment on each Certificate shall be made only against presentation and surrender of the Certificate at the office or agency then maintained by the Trustee in accordance with Section 11.07.

     (c) On each Distribution Date, the Trustee shall remit to the Servicer all investment income earned through the last day of the preceding Collection Period on amounts held from time to time in the Certificate Account.

     (d) On each Distribution Date, if the Servicer has reported to the Trustee in the Servicer's Certificate for any Collection Period that an Obligor or an Obligor's representative or successor successfully shall have asserted a claim or defense under bankruptcy law or similar laws for the protection of creditors generally (including the avoidance of a preferential transfer under bankruptcy law) that results in a liability of the Trust to such Obligor for monies previously collected and remitted to the Trustee and not otherwise netted against collections pursuant to Section 9.02, the Trustee shall make all payments in respect of such claims or defenses out of the amounts on deposit in the Certificate Account with respect to such Collection Period before making the distributions required by paragraph (a) of this Section 9.04.

     (e) If the Servicer has failed to provide the Trustee with the notice required pursuant to Section 9.02, the Trustee may calculate Monthly Interest and Monthly Principal and apply funds, if any, in the Certificate Account as of the last day of the Collection Period, to make a distribution of Monthly Interest and Monthly Principal to the Certificateholders.

     SECTION 9.05. ADVANCES. (a) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the initial Collection Period, over the Collected Interest for such Collection Period; and (b) as of the last day of each Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.05 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account by the related Determination Date.

     If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

     SECTION 9.06. NET DEPOSITS. For so long as CTL or an Affiliate is the Servicer, CTL (or an Affiliate succeeding CTL as Servicer) (in whatever capacity) may make the remittances with respect to any Distribution Date pursuant to Section 9.02 above, net of amounts to be distributed to itself or its delegee under Section 13.06 (also in whatever capacity) pursuant to Section 9.04, if it determines pursuant to Section 9.02 that there is no deficiency in Available Funds for such Distribution Date. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed.

     SECTION 9.07. STATEMENTS TO CERTIFICATEHOLDERS. On each Distribution Date, the Trustee shall include with each distribution to the Certificateholders and shall mail to the Rating Agency a statement, based on information in the Servicer's Certificate furnished to the Trustee by the Servicer pursuant to
Section 8.09, setting forth for the Collection Period relating to such

Distribution Date the following information (which in the case of items (i) through (v), inclusive, shall be based on a Certificate in a principal amount of $1,000):

     (i) the amount of the aggregate distribution that constitutes Class A Monthly Interest (including the amount thereof which constitutes Class A-1 Monthly Interest and Class A-2 Monthly Interest);

     (ii) the amount of the aggregate distribution that constitutes Class I Monthly Interest and the Notional Principal Amount (after giving effect to any application of Monthly Principal required to be made on such date) on which Class I Monthly Interest will be calculated on that next succeeding Distribution Date;

     (iii) the amount of the aggregate distribution that constitutes Monthly Principal (including the amount thereof which constitutes Class A-1 Monthly Principal and Class A-2 Monthly Principal);

     (iv) the Certificate Balance (after giving effect to any distribution of Monthly Principal made on such Distribution Date) and the Class A-1 Certificate Balance, and the Class A-2 Certificate Balance comprising the Certificate Balance on which Class A-1 Monthly Interest and Class A-2 Monthly Interest will be calculated on the next succeeding Distribution Date;

     (v) the Certificate Factor (after giving effect to any distribution of Monthly Principal made on such Distribution Date) and the Class A-1 Certificate Factor and the Class A-2 Certificate Factor;

     (vi) the amount on deposit in the Spread Account after giving effect to distributions made on such Distribution Date;

     (vii)    the Monthly Servicing Fee for such Distribution Date.

     (viii)   the Surety Bond Fee for such Distribution Date;

     (ix) the Surety Bond Amount (after giving effect to any draw on the Surety Bond or the Spread Account on such Distribution Date).

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the annual sum of the respective amounts determined in clauses (i) through (v) for such calendar year, as applicable to such Person, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such Certificateholder, for the purposes of such Certificateholder's preparation of federal income tax returns pursuant to Section 5(b) of Annex A hereto. To the extent required by applicable law, the Servicer shall prepare or cause to be prepared and the Class IC Certificateholder or the Trustee shall sign the tax returns of the Trust and shall file such returns and such of the above information with the Internal Revenue Service.

     SECTION 9.08.  INTENTIONALLY BLANK.

     SECTION 9.09. PAYAHEAD ACCOUNT. The Servicer shall establish the Payahead Account in the name of the Trustee on behalf of the Obligors and the Certificateholders as their interests may appear. The Payahead Account shall be a segregated interest bearing trust account established with the Trustee, the Bank or an Eligible Bank. Amounts in the Payahead Account shall be invested in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date. The Payahead Account is not property of the Trust. Investment income or interest earned on the Payahead Account shall be remitted to the Servicer at least monthly, or as frequently as the Servicer may reasonably request. On or prior to each Distribution Date, the Servicer shall transfer or the Trustee (as instructed in the Servicer's Certificate) shall transfer (a) from the Certificate Account to the Payahead Account, in immediately available funds, all Payaheads received by the Servicer and previously deposited to the Certificate Account during the Collection Period as described in Section 8.02(b); and (b) from the Payahead Account to the Certificate Account, in immediately available funds, the aggregate amount of previously deposited Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Section 8.02(b), each in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer between the Payahead Account and the Certificate Account may be made. Any amount deposited in the Payahead Account shall not constitute Available Funds under Section 9.02. Any amount deposited to the Certificate Account from the Payahead Account pursuant to Section 9.09(b) shall be included in Available Funds under Section 9.02.

     SECTION 9.10.  CALCULATION OF NOTIONAL PRINCIPAL AMOUNT.

     (a) Solely for the purpose of calculating the Class I Monthly Interest, the Certificate Balance will be divided into, and equal the sum of, two principal components: (i) the "PAC Component" and (ii) the "Companion Component." The PAC Component shall initially equal the Original Notional Principal Amount.

     (b) On each Distribution Date, solely for the purposes of calculating the Notional Principal Amount, the Monthly Principal will be allocated (i) first, to the PAC Component up to the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount for such Distribution Date, (ii) second, to the Companion Component until the balance thereof is reduced to zero, and (iii) third, to the PAC Component without regard to the Planned Notional Principal Amount for such Distribution Date.


                                   ARTICLE X

                              CREDIT ENHANCEMENT

     SECTION 10.01.  SUBORDINATION.  The rights of the Class IC
Certificateholder shall be subordinated to the rights of the Class A and Class I Certificateholders to the extent described in Section 9.04.

     SECTION 10.02.  SPREAD ACCOUNT.

     (a) On or prior to the Closing Date, the Trustee shall establish and maintain a segregated trust account in the corporate trust department of either the Bank or of an Eligible Bank referred to herein as the "Spread Account." The Spread Account shall be maintained in the name of the Trustee. The Spread Account and any amounts on deposit therein shall be part of the Trust and shall be for the benefit of the Certificateholders and the Surety Bond Issuer, as their respective interests may appear herein; provided, however, that the interest of the Surety Bond Issuer and the Class IC Certificateholder shall be subordinated to the interests of the other Certificateholders as provided herein.

     (b) Funds on deposit in the Spread Account shall be invested in Eligible Investments in the same manner and subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to
Section 9.01, including the limitation that Eligible Investments mature not later than the Business Day prior to the next succeeding Distribution Date; provided, however, no such limitation on the maturity of Eligible Investments shall apply if the Trust obtains the benefit of a liquidity facility or similar arrangement from a commercial bank with an Approved Rating or other provider approved in advance in writing by the Surety Bond Issuer, with respect to funds in the Spread Account (a "Spread Account Facility") and Standard & Poor's and Moody's confirm in writing that the rating of the Certificates will not be lowered or withdrawn as a result of eliminating or modifying the limitation on the maturity of Permitted Investments in respect of the Spread Account. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Agreement, investment earnings on such funds shall be deemed to be available or on deposit only to the extent that the aggregate of such amounts, plus the funds on deposit in the Spread Account, do not exceed the Required Spread Amount.

     (c) If on any Distribution Date the amount of Available Funds is insufficient to make the distributions required by Section 9.04(a) (iii) the Trustee shall withdraw or cause to be withdrawn from the Spread Account and deposited in the Certificate Account the lesser of (i) the entire Available Spread Amount and (ii) the amount necessary to make up such deficiency to pay any deficiency in Class I Monthly Interest, Class A Monthly Interest and Monthly Principal (prior to making any draw on the Surety Bond), all as provided in Sections 9.02 and 9.04 and the Surety Bond.

     (d) On each Distribution Date, all distributions made pursuant to Section 9.04(a) (vii) shall be deposited into the Spread Account.

     (e) If the amount on deposit in the Spread Account, after giving effect to the distributions set forth in Section 9.04 (including, without limitation, payment of amounts due and owing to the Surety Bond Issuer) is greater than the Required Spread Amount on such Distribution Date, the amount of such excess shall be distributed to the Class IC Certificateholder. Amounts properly distributed to the Class IC Certificateholder pursuant to this Section, either directly without deposit in the Spread Account or from excess amounts in the Spread Account shall be deemed released from the Trust and from any security interest of the Trustee or the Surety Bond Issuer.

     (f) Upon the termination of this Agreement, amounts remaining in the Spread Account, after payment of any amounts due and owing to the Class A and Class I Certificates and to the Surety Bond Issuer, shall be distributed to the Class IC Certificateholder and such amounts shall not be subject to any claims or rights of the other Certificateholders to the extent that such action is not inconsistent with Section 6(b)(ii) and Section 9 of Annex A hereto.

     SECTION 10.03. SURETY BOND. The Surety Bond Issuer is required under the terms of the Surety Bond to pay Class I Monthly Interest, Class A Monthly Interest and Monthly Principal up to the Surety Bond Amount in the event of any deficiency of Available Funds to pay such amounts (after payment of the Monthly Servicing Fee) not covered by amounts withdrawn from the Spread Account, as determined pursuant to Section 9.02 to the Trustee for credit to the Certificate Account on the later of (a) 11:00 a.m., New York City time, on the Business Day immediately preceding a Distribution Date and (b) 11:00 a.m., New York City time, on the Business Day immediately succeeding presentation to the Surety Bond Issuer of the Trustee's demand therefor. Any demand for payment pursuant to
Section 9.02 to the Surety Bond Issuer received by the Surety Bond Issuer on a Business Day after 1:00 p.m., New York City time, or on any day that is not a Business Day, will be deemed to be received by the Surety Bond Issuer at 9:00 a.m., New York City time, on the next Business Day. Notwithstanding the forgoing, on a Dissolution Distribution Date, the obligations of the Surety Bond Issuer under the Surety Bond shall be limited in accordance with Section 9.04(b)(iii).


                                  ARTICLE XI

                               THE CERTIFICATES


     SECTION 11.01. THE CERTIFICATES. The Class A and Class I Certificates shall be issued in denominations of $1,000 ($1,000 Notional Principal Amount in the case of the Class I Certificates) and integral multiples thereof; provided, however, that one Class A-1 Certificate, one Class A-2 Certificate and one Class A-3 Certificate may be issued in a denomination that represents any residual amount of such class and that such residual amount Certificates shall be retained by the Depositor. The Class IC Certificate shall be issued in the form of one or more Certificates and shall initially be issued to the Depositor. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     SECTION 11.02. AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Depositor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the forms of Certificate attached as Exhibits to this Agreement, executed by a Responsible Officer of the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 11.03. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 11.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee, provided, however, that registration of transfer of the Class IC Certificate may not be effected unless (A) the Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that (i) such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and (ii) such transfer will not adversely affect the tax treatment of the Trust or the Certificates; and (B) the Surety Bond Issuer has consented to such transfer. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    SECTION 11.04. MUTILATED, DESTROYED, LOST, OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 11.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 11.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 11.05. PERSONS DEEMED OWNERS. Prior to registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 9.04 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 11.06. ACCESS TO AGREEMENT AND LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Certificate Balance or not less than 25% of the Notional Principal Amount of the Class I Certificates, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. The Trustee shall also allow any Certificateholder, upon request, to examine a copy of this Agreement at its Corporate Trust Office during regular business hours. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 11.07. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 11.08. BOOK-ENTRY CERTIFICATES. The Class A Certificates and Class I Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor, except for the residual amount Certificates described in Section 11.01. The Class A Certificates and Class I Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 11.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 11.10:

     (i) the provisions of this Section 11.08 shall be in full force and effect;

     (ii) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners (requests and directions from, and votes of, such representatives shall not be considered inconsistent if they are made with respect to different Certificate Owners);

     (iii) to the extent that the provisions of this Section 11.08 conflict with any other provisions of this Agreement, the provisions of this Section
11.08 shall control; and

     (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 11.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants.

     SECTION 11.09. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Class A Certificateholders or Class I Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 11.10, the Trustee shall give all such notices and communications specified herein to be given to such Certificateholders to the Clearing Agency.

     SECTION 11.10. DEFINITIVE CERTIFICATES. The Class IC Certificate and any residual amount Certificates described in Section 11.01 will be issued initially in fully registered, certificated form. If (i)(A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Certificate Balance advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed on or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 11.11. THE TAX PARTNERSHIP AGREEMENT. Each of the Class A and Class I Certificateholders and the Class IC Certificateholder agrees to be bound by the terms of the Tax Partnership Agreement attached hereto as Annex A.


                                  ARTICLE XII

                                 THE DEPOSITOR


     SECTION 12.01. REPRESENTATIONS AND UNDERTAKINGS OF DEPOSITOR. (a) The Depositor makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trustee.

     (i) Organization and Good Standing. The Depositor shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

     (ii) Due Qualification. The Depositor shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of this Agreement or the Certificates.

     (iii) Power and Authority. The Depositor shall have the power and authority to execute and deliver this Agreement and to carry out its terms, the Depositor shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of the Agreement shall have been duly authorized by the Depositor by all necessary corporate action.

     (iv) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Depositor; and shall evidence a legal, valid, and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (v) No Violation. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Depositor's knowledge, any order, rule, or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     (b)    The Depositor further covenants that, prior to termination of the
Trust:

     (i) It will not engage at any time in any business or business activity other than such activities expressly set forth in its Certificate of Incorporation delivered to the Surety Bond Issuer on or prior to the Closing Date, and will not amend its Certificate of Incorporation without the prior written consent of the Surety Bond Issuer.

     (ii)   It will not:

     (A) Fail to do all things necessary to maintain its corporate existence separate and apart from BVCC and any other Person, including, without limitation, holding regular meetings of its stockholders and board of directors and maintaining appropriate corporate books and records (including a current minute book);

     (B) Suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person other than its own officers and directors to customarily delegated to others under powers of attorney) for which a corporation's own Officers and directors would customarily be responsible;

     (C) Fail to (I) maintain or cause to be maintained by an agent of the Depositor under the Depositor's control physical possession of all its books and records, (II) maintain capitalization adequate for the conduct of its business,
(III) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (IV) segregate and identify separately all of its assets from those of any other Person, (V) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Depositor or (VI) maintain a separate telephone number from those of BVCC or any other affiliate thereof; or

     (D) Except as may be provided in this Agreement, or a similar agreement relating to other securitizations in which the Depositor has similar rights and/or obligations, commingle its funds with those of BVCC or any affiliate thereof or use its funds for other than the Depositor's uses.

     SECTION 12.02. LIABILITY OF DEPOSITOR; INDEMNITIES. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

     (i) The Depositor shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trustee or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

     (ii) The Depositor shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any loss, liability, or expense incurred by reason of (a) the Depositor's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (b) the Depositor's violation of federal or State securities laws in connection with the registration of the sale of the Certificates.

     Indemnification under this Section 12.02 shall include, without limitation, reasonable fees and expenses of not more than one counsel and expenses of litigation. If the Depositor shall have made any indemnity payments to the Trustee or the Trust pursuant to this Section and the Trustee or the Trust thereafter shall collect any of such amounts from others, the Trustee or the Trust, as the case may be, shall repay such amounts to the Depositor, without interest. This indemnification shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     SECTION 12.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF DEPOSITOR. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Depositor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an

Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Depositor shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the forgoing, the Depositor shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without the prior written consent of the Surety Bond Issuer, not to be unreasonably withheld.

     SECTION 12.04. LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 12.05. DEPOSITOR MAY OWN CERTIFICATES. The Depositor and any Person controlling, controlled by, or under common control with the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class I Certificateholder." Certificates so owned by or pledged to the Depositor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.


                                 ARTICLE XIII

                                 THE SERVICER


     SECTION 13.01. REPRESENTATIONS OF SERVICER. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trustee.

     (i) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

     (ii) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of this Agreement or the Certificates.

     (iii) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

     (iv) Binding Obligations. This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     SECTION 13.02. INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (i) The Servicer shall defend, indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

     (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

     (iii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement. This indemnity shall survive the termination of this Agreement or the Trust and the resignation or removal of the Trustee

     (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee; (b) relates to any tax other than the taxes with respect to which either the Depositor or Servicer shall be required to indemnify the Trustee; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 15.13; (d) shall be one as to which the Depositor is required to indemnify the Trustee; or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Servicer hereunder.

     Indemnification under this Section 13.02 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. This indemnification shall survive the termination of this Agreement and the removal of the Servicer.

     SECTION 13.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to all or substantially all of the properties and assets of the Servicer's indirect automobile financing and receivables servicing business or (d) that is an Affiliate, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
13.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Surety Bond Issuer in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the forgoing, the Servicer shall not engage in any merger or consolidation in which it is not the surviving corporation without the prior written consent of the Surety Bond Issuer, not to be unreasonably withheld.

     SECTION 13.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

     SECTION 13.05. SERVICER NOT TO RESIGN. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law or otherwise with the consent of the Trustee and the Surety Bond Issuer. Any determination described above permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 14.02.

     SECTION 13.06. DELEGATION OF DUTIES. Except as provided in Section 13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Depositor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Depositor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Depositor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Depositor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agency, the Surety Bond Issuer and the Trustee of any such delegation.


                                  ARTICLE XIV

                                    DEFAULT


     SECTION 14.01. EVENTS OF DEFAULT. If any one of the following events ("Events of Default") shall occur and be continuing:

     (i) Any failure by the Servicer or CTL to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement or the Purchase Agreement or any failure by the Servicer to deliver any Servicer's Certificate pursuant to Section 8.09 that, in either case, shall continue unremedied for a period of two Business Days (A) after written notice from either the Trustee, the Surety Bond Issuer (so long as the Surety Bond Issuer is not in default of its obligations under the Surety Bonds) or the Holders of Certificates evidencing not less than 25% of the Certificate Balance and 25% of the Notional Principal Amount of the Class I Certificates is received by the Servicer or CTL as specified in this Agreement or (B) after discovery by an officer of the Servicer; or

     (ii) Failure on the part of the Servicer, the Depositor or CTL duly to observe or to perform in any material respect any other covenants or agreements of the Servicer, the Depositor or CTL, as the case may be, set forth in the Certificates or in this Agreement or the Purchase Agreement, which failure shall
(a) materially and adversely affect the rights of Certificateholders or the Surety Bond Issuer and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer, CTL or the Depositor, as the case may be, by the Trustee, or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee, by the Surety Bond Issuer (so long as the Surety Bond Issuer is not in default of its obligations under the Surety Bonds) or by the Holders of Certificates evidencing not less than 25% of the Certificate Balance and 25% of the Notional Principal Amount of the Class I Certificates; or

     (iii) The occurrence of an Insolvency Event with respect to the Servicer; then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the Certificate Balance and 25% of the Notional Principal Amount of the Class I Certificates, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may, with the consent of the Surety Bond Issuer (so long as the Surety Bond Issuer is not in default of its obligations under the Surety Bonds) terminate all of the rights and obligations of the Servicer under this Agreement. In addition, if a Trigger Event (as defined in the Insurance Agreement) shall have occurred, the Surety Bond Issuer may (A) require that the Trustee deliver a notice of termination to the Servicer and appoint a successor Servicer designated by the Surety Bond Issuer in such notice pursuant to Section 14.02 (B) require that the Trustee amend certificates of title relating to the Financed Vehicles and take other actions to identify the Trust as the new secured party on such certificates of title; (C) as provided in the Insurance Agreement, require that the Servicer or successor Servicer or the Trustee instruct Obligors in respect of the Receivables to remit payment on the Receivable directly to the Trustee or a separate account established exclusively for the Trust; and (D) as provided in the Insurance Agreement, compel transfer by the Servicer of all Receivables files and, if applicable, certain rights in respect of servicing systems assets to the Surety Bond Issuer or to the successor Servicer designated by the Surety Bond Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee (except that the Trustee may but shall not be required to make Advances and shall not be subject to the indemnification obligations of the Servicer under Section 13.02(i), (ii) or (iv)) or such successor Servicer as may be appointed under Section 14.02 pursuant to and under this Section 14.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 14.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 14.02. APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 14.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, which successor Servicer shall be reasonably acceptable to the Surety Bond Issuer (so long as the Surety Bond Issuer is not in default of its obligations under the Surety Bond), and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this
Section 14.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be legally unable or unwilling so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement and which financial institution is, in the case of appointment by the Trustee, reasonably acceptable to the Surety Bond Issuer.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

     (c) In connection with such appointment, the Trustee may make such arrangements for successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 14.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any notice of an Event of Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIV, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     SECTION 14.04. WAIVER OF PAST DEFAULTS. The Holders of Certificates evidencing not less than 51% of the Certificate Balance and 51% of the Notional Principal Amount of the Class I Certificates, may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Certificate Account in accordance with this Agreement; provided, that the no waiver of any default or provision of this Agreement shall become effective without the consent of the Surety Bond Issuer (unless the Surety Bond Issuer is in default of its obligations under the Surety
Bond). Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE XV

                                  THE TRUSTEE


     SECTION 15.01. DUTIES OF TRUSTEE. The Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event of Default shall have occurred and shall not have been cured and, in the case of an Event of Default described in clause (i) of Section 14.01, the Trustee has received notice of such Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 14.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to motor vehicle receivables that it services for itself or others.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

     (iii) The Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) or (ii) of Section 14.01, or of any failure by the Depositor to comply with the obligations of the Depositor referred to in clause (ii) of
Section 14.01, unless a Responsible Officer of the Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) from the Servicer or the Depositor, as the case may be, or the Holders of Certificates evidencing not less than 25% of the Certificate Balance; and

     (v) Without limiting the generality of this Section or Section 15.04, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Depositor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement. Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

     SECTION 15.02. TRUSTEE'S CERTIFICATE. On or as soon as practicable after each Distribution Date on which Receivables shall be (i) assigned to CTL pursuant to Section 7.02 or deemed to be assigned to the Depositor as a result of the application of Available Funds in respect of Defaulted Receivables pursuant to Section 9.02 or (ii) assigned to the Servicer pursuant to Section
8.07 or 16.02, the Trustee shall, at the written request of the Servicer, execute a Trustee's Certificate, substantially in the form of, in the case of an assignment to CTL, Exhibit 1, or, in the case of an assignment to the Servicer,
Exhibit 2, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by CTL pursuant to Section 7.02 or 9.02 or purchased by the Servicer pursuant to Section 8.07 or 16.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to CTL or the Servicer, as the case may be. The Trustee's Certificate shall be an assignment pursuant to Section 15.03.

     SECTION 15.03. TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to each Receivable repurchased by CTL pursuant to Section 7.02, or deemed to be so repurchased pursuant to Section 9.02 or purchased by the Servicer pursuant to Section 8.07 or 16.02, the Trustee shall assign, as of the last day of the Collection Period during which such Receivable became a Defaulted Receivable or became subject to repurchase by CTL or purchase by the Servicer, without recourse, representation, or warranty, to CTL or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders.

     SECTION 15.04. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 15.01:

     (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (ii) The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or Opinion of Counsel.

     (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (iv) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Certificate Balance or not less than 25% of the Notional Principal Amount of the Class I Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian.

     (vii) Subsequent to the sale of the Receivables by the Depositor to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 15.01, and the Trustee may rely upon the representations and warranties and covenants of the Depositor and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

     SECTION 15.05. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's collateral protection insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Depositor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Receivables.

     SECTION 15.06. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     SECTION 15.07. TRUSTEE'S FEES AND EXPENSES. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of this Agreement, except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith, and the Servicer shall indemnify the Trustee (which, for purposes of this section, shall include its directors, officers, employees, and agents) for and hold it harmless against any loss, liability, or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. Additionally, the Depositor, pursuant to Section 12.02, and the Servicer, pursuant to Section 13.02, respectively, shall indemnify the Trustee with respect to certain matters. This indemnity shall survive the termination of this Agreement or the Trust and the resignation or removal of the Trustee.

     SECTION 15.08. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under this Agreement shall at all times be a corporation having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; and organized and doing business under the laws of such State or the United States of America; authorized under such laws to exercise corporate trust powers; and having a net worth of at least $50,000,000 and subject to supervision or examination by federal or State authorities and the long-term unsecured debt of which is rated at least Baa3 or which is approved by the Surety Bond Issuer and each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 15.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 15.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 15.09.

     SECTION 15.09. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer, with the prior written consent of the Surety Bond Issuer, shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 15.09 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 15.10.

     SECTION 15.10. SUCCESSOR TRUSTEE. Any successor Trustee appointed pursuant to Section 15.09 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     No successor Trustee shall accept appointment as provided in this Section
15.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 15.08.

     Upon acceptance of appointment by a successor Trustee pursuant to this
Section 15.10, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all

Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 15.11. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 15.12. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 15.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 15.10.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 15.13. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall make the following representations and warranties on which the Depositor and Certificateholders may rely:

     (i) Organization and Existence. The Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York and authorized to engage in a banking and trust business under such laws.

     (ii) Power and Authority. The Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

     (iii) Duly Executed. This Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

                                  ARTICLE XVI

                                  TERMINATION


     SECTION 16.01. TERMINATION OF THE TRUST. The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate upon (i) the disposition of the Trust corpus as of the last day of any Collection Period at the direction of the Class IC Certificateholder, at its option, pursuant to Section 16.02,
(ii) the sale, liquidation or disposition of the Trust corpus following a termination upon the bankruptcy of the Class IC Certificateholder as provided in
Section 16.03, or (iii) the payment to Certificateholders and the Surety Bond Issuer of all amounts required to be paid to them pursuant to this Agreement and the Insurance Agreement (as set forth in writing by the Surety Bond Issuer) and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the date as of which this Agreement is executed. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 16.01.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 20th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 9.04 and, in the event of a termination pursuant to clause (i) or (ii) of the preceding paragraph, the provisions of Section 9 of Annex A hereto shall govern the remaining distributions to Certificateholders.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall, upon notice to the Trustee, be distributed by the Trustee to the __________ [BAY VIEW TO COMPLETE] or its successor, and upon such distribution the Certificateholders' rights to any amounts so distributed will be extinguished.

     SECTION 16.02. OPTIONAL DISPOSITION OF ALL RECEIVABLES. On the last day of any Collection Period following which (i) the Notional Principal Amount has been reduced to zero, and (ii) the Certificate Balance as of the related Distribution Date is less than or equal to 10% of the Original Pool Balance, the holder of the Class IC Certificate shall have the option to cause the Trustee to sell (to the Class IC Certificateholder or any other person) the corpus of the Trust at a price (the "Optional Disposition Price") equal to the fair market value of the Receivables, but not less than (i) the sum of (x) 100% of the Certificate Balance, (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Note Rate, and (z) all amounts due and owing to the Surety Bond Issuer under the Agreement and the Insurance Agreement minus any amounts representing payments received on the Receivables not yet applied to the interest related thereto or to reduce the principal balance thereof. The proceeds of such sale will be deposited into the Certificate Account for distribution to the Certificateholders (and, to the extent applicable, the Surety Bond Issuer) on the next succeeding Distribution Date. In connection with such disposition, the Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee that it would otherwise have been entitled to pursuant to this Agreement. The fair market value of the outstanding Receivables for purposes of this Section 16.02 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two independent, nationally recognized dealers in automobile loans substantially similar to the Receivables. Such price shall be deposited to the Certificate Account in immediately available funds by 12:00 noon, New York City time, on the Distribution Date and, upon notice to the Trustee of such deposit, the Trustee shall transfer the Receivables and the Receivable Files to the purchaser, whereupon the Certificates shall no longer evidence any right or interest in the Receivables or any proceeds thereof.

proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. The Servicer shall be permitted to bid for the Receivables. The Trustee may obtain a prior determination from trustee-in-bankruptcy that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.04 and this Section 16.03 shall not be deemed to be mutually exclusive. Following the sale, disposition or liquidation of the Receivables in a commercially reasonable manner, the Trustee shall wind up the affairs of the Trust and terminate the Trust in accordance with Section 16.01.


                                 ARTICLE XVII

                           MISCELLANEOUS PROVISIONS


     SECTION 17.01. AMENDMENT. This Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Class IC Certificateholder, Holders of Certificates evidencing not less than 51% of the Certificate Balance and 51% of the Notional Principal Amount of the Class I Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall, without the consent of the Holders of all Certificates then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate.

     Notwithstanding anything to the contrary in this Agreement, no Opinion of Counsel or consent of Certificateholders shall be required in connection with any amendment of this Agreement to provide for a Spread Account Facility; provided that prior to the effectiveness of any such amendment S&P and Moody's shall confirm in writing that the rating of the Certificates will not be lowered or withdrawn as a result of such amendment.

     Notwithstanding anything to the contrary to this Agreement, no amendment of this Agreement shall be effective without the prior written consent of the Surety Bond Issuer.

     Sections 7.08 and 16.03 shall not be subject to amendment under any circumstances; provided however that Section 7.08(a) and Section 16.03 may be deleted by an amendment pursuant to the first paragraph of this Section 17.01 if the Depositor shall have provided to the Trustee, at Depositor's expense, an Opinion of Counsel to the effect that the Trustee has complied with any applicable temporary or final Treasury Regulation or Notice of the Internal Revenue Service providing for a "check-the-box" partnership classification for federal income tax purposes; and such amendment shall further provide that Section 1 of Annex A hereof shall be amended by adding the following sentence immediately preceding the last sentence thereof: "If the Treasury Department or Internal Revenue Service shall promulgate a temporary or final regulation, notice or other rule adopting a "check-the-box" classification system for unincorporated organizations and which shall be applicable to the Trust, the Servicer on behalf of the Tax Partners shall elect, in such manner as may be provided in such regulation, notice or other rule, to treat the Trust as a partnership for federal income tax purposes, and each Tax Partner irrevocably agrees to be bound by such election." Moreover, except as provided in the third paragraph of this Section 17.01, no amendment to this Agreement shall be recognized or be effective without the written consent of the Trustee and receipt by the Trustee of an Opinion of Counsel to the effect that such amendment will not cause the Trust to be treated as an association taxable as a corporation or as a publicly-traded partnership.

     Promptly after the execution of any amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section 17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 17.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under this Agreement.

     SECTION 17.02.  PROTECTION OF TITLE TO TRUST.

     (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee under this Agreement in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof.

     (c) The Depositor and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (in which case the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement). The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular trust that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

     (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i)    The Servicer shall deliver to the Trustee:

     (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

     (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 17.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 14.04, 17.01 or 17.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement except as expressly set forth herein, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement (except for the Class IC Certificateholder to the extent provided in Section 7.08).

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Certificate Balance or not less than 25% of the Notional Principal Amount of the Class I Certificates shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Trustee pursuant to
Section 14.04; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 17.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 17.04. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York, and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     SECTION 17.05. NOTICES. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt (a) in the case of the Depositor to the agent for service as specified in this Agreement, at the following address: Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403, or at such other address as shall be designated by the Depositor in a written notice to the Servicer or Trustee; (b) in the case of the Servicer to the agent for service as specified in this Agreement, at the following address, California Thrift & Loan, 818 Oakpark Road, Covina, California 91724, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Surety Bond Issuer, at Capital Markets Assurance Corporation, 885 Third Avenue, New York, NY 10022, Fax
(212) 755-5462, Attention: Managing Director, Credit Enhancement. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register unless otherwise provided herein. Unless otherwise provided herein, any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 17.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 17.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.03 and 13.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee, the Class IC Certificateholder, and the Holders of Certificates evidencing not less than 66% of the Certificate Balance and 66% of the Notional Principal Amount of the Class I Certificates provided, that, notwithstanding the foregoing, CTL may direct or
               --------
irrevocably assign payments to which it is entitled under this Agreement to the Depositor or another wholly-owned subsidiary of BVCC, upon written notice to the Trustee.

     SECTION 17.08.  CERTIFICATES NONASSESSABLE AND FULLY PAID.
Certificateholders shall not be personally liable for obligations of the Trust (except to the extent provided in respect of the Class IC Certificateholder in Section 7.08). The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 11.02, Certificates shall be deemed fully paid.

     SECTION 17.09. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Servicer, CTL and the Trustee shall not, prior to the date which is one year and one days after the termination of this Agreement with respect to the Trust or the Depositor, acquiesce, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

     SECTION 17.10. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 17.11. THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of the Surety Bond Issuer and its successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 BAY VIEW SECURITIZATION CORPORATION,
                                 as Depositor



                                 By:  __________________________________________
                                 Title:  President


                                 CALIFORNIA THRIFT & LOAN,
                                 as Servicer



                                 By:  __________________________________________
                                 Title:


                                 BANKERS TRUST COMPANY
                                 as Trustee



                                 By:  __________________________________________
                                 Title:

                                  EXHIBIT A-1



                        [FORM OF CLASS A-1 CERTIFICATE]

PRINCIPAL IN RESPECT OF THIS CLASS A-1 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.


     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                         BAY VIEW 1996 RA-1 AUTO TRUST

                     ____% CLASS A-1 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were sold to the Trustee by Bay View Securitization Corporation.

     (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).


                                    EXA-1-1

NUMBER
CUSIP
$-------------

     THIS CERTIFIES THAT ____________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 1996 RA-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ______ , 1996 (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Class A-1 Automobile Receivable Backed Certificates" (the "Class A-1 Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light trucks, motorcycles, vans and van conversions (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after ______ __, 1996 (but excluding Accrued Interest paid or due prior to the Closing
Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing and amounts on deposit from time to time in the Spread Account for the benefit of the Class I and Class A Certificateholders, and the Surety Bond for the benefit of the Class I and Class A Certificateholders.

     This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates" and
"Class A-2 Certificates". In addition to the Class A Certificates, a class of interest-only planned amortization Certificates representing an interest in the Trust (the "Class I Certificates" and together with the Class A Certificates, the "Certificates") and a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates and Class I Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A and Class I Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class I Certificates will receive monthly interest payments based on their Notional Principal Amount and will receive no distributions after the date on which the Notional Principal Amount of the Class I Certificates has been reduced to zero. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Certificates.

                                    EXA-1-2

     Under the Agreement, there will be distributed on the 15th calendar day of each month (the "Distribution Date"), commencing ___________, 1997, to the person in whose name this Class A-1 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-1 Monthly Interest and Monthly Principal. Each Class A-1 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-1 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-1 Certificate Balance.

     Distributions on this Class A-1 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-1 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-1 Certificate will be made only upon presentation and surrender of this Class A-1 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-1 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Class A-1 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Spread Account. In the event amounts available for withdrawal from the Spread Account are insufficient to make distributions on the Class A-1 Certificates, the Trustee will draw on the Surety Bond up to the Surety Bond Amount to pay such deficiency.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-1 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance and 51% of the Notional Principal Amount of the Class I Certificates. Any such consent by the Holder of this Class A-1 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-1 Certificate and of any Class A-1 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-1 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-1 Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-1 Certificate is registrable in the Certificate Register upon surrender of this Class A-1 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the

                                    EXA-1-3

Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class A-1 Certificates are issuable only as registered Class A-1 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-1 Certificate may be issued in a denomination that represents any residual amount and that such Class A-1 Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-1 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities to the Class A-1 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-1 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The holder of the Class IC Certificate may at its option cause the Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-1 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables and the Notional Principal Amount has been reduced to zero.

     No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Although this Class A-1 Certificate summarizes certain provisions of the Agreement, this Class A-1 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-1 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder

                                    EXA-1-4
agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

                                    EXA-1-5

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-1 Certificate to be duly executed.



Dated: __________, 199_             BAY VIEW 1996 RA-1 AUTO TRUST



                                    By:  Bankers Trust Company

                                         _____________________________________
                                         solely in its capacity as Trustee



                                    By:  _______________________________________
                                         Responsible Officer

                                    EXA-1-6

                         CERTIFICATE OF AUTHENTICATION


                   THIS IS ONE OF THE CLASS A-1 CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                                    Bankers Trust Company as Trustee



                                    By_______________________________
                                           Signatory


 Dated:  ______ __, 1996

                                    EXA-1-7

                                   ASSIGNMENT



FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


--------------------------------------------------------------------------------
  (Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
         the within Class A-1 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


                                                           Attorney to transfer
-----------------------------------------------------------
said Class A-1 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                _____________________________*
                                                     Signature Guaranteed:


                                                _____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-1 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                    EXA-1-8

                                  EXHIBIT A-2

                        [FORM OF CLASS A-2 CERTIFICATE]


PRINCIPAL IN RESPECT OF THIS CLASS A-2 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                         BAY VIEW 1996 RA-1 AUTO TRUST
                    [____]% CLASS A-2 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

       evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were sold to the Trustee by Bay View Securitization Corporation.

              (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

                                    EXA-2-1

NUMBER
CUSIP
$--------------

     THIS CERTIFIES THAT ____________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Bay View 1996 RA-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ________, 1996 (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Class A-2 Automobile Receivable Backed Certificates" (the "Class A-2 Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light trucks, motorcycles, vans and van conversions (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after ____________, 1996 (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage insurance policy, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing and amounts on deposit from time to time in the Spread Account for the benefit of the Class I and Class A Certificateholders, and the Surety Bond for the benefit of the Class I and Class A Certificateholders.

     This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates" and "Class A-2 Certificates." In addition to the Class A Certificates, a class of interest-only planned amortization Certificates representing an interest in the Trust (the "Class I Certificates" and together with the Class A Certificates, the "Certificates") and a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates and Class I Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A and Class I Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class I Certificates will receive monthly interest payments based on their Notional Principal Amount and will receive no distributions after the date on which the Notional Principal Amount of the Class I Certificates has been reduced to zero. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Certificates.

                                    EXA-2-2

     Under the Agreement, there will be distributed on the 15th calendar day of each month (the "Distribution Date"), commencing ___________, 1997, to the person in whose name this Class A-2 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-2 Monthly Interest and Monthly Principal. Each Class A-2 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-2 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-2 Certificate Balance.

     Distributions on this Class A-2 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-2 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-2 Certificate will be made only upon presentation and surrender of this Class A-2 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-2 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Class A-2 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Spread Account. In the event amounts available for withdrawal from the Spread Account are insufficient to make distributions on the Class A-2 Certificates, the Trustee will draw on the Surety Bond up to the Surety Bond Amount to pay such deficiency.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-2 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance and 51% of the Notional Principal Amount of the Class I Certificates. Any such consent by the Holder of this Class A-2 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-2 Certificate and of any Class A-2 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-2 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-2 Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-2 Certificate is registrable in the Certificate Register upon surrender of this Class A-2 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the

                                    EXA-2-3

Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class A-2 Certificates are issuable only as registered Class A-2 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-2 Certificate may be issued in a denomination that represents any residual amount and that such Class A-2 Certificate shall be retained by the Depositor. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-2 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities to the Class A-2 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-2 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The holder of the Class IC Certificate may at its option cause the Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-2 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables and the Notional Principal Amount has been reduced to zero.

     No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Although this Class A-2 Certificate summarizes certain provisions of the Agreement, this Class A-2 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-2 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder

                                    EXA-2-4
agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

                                    EXA-2-5

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-2 Certificate to be duly executed.



Dated: __________, 199_             BAY VIEW 1996 RA-1 AUTO TRUST



                                    By:   Bankers Trust Company

                                          ----------------------------------
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                                    EXA-2-6

                         CERTIFICATE OF AUTHENTICATION


                   THIS IS ONE OF THE CLASS A-2 CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                                    Bankers Trust Company as Trustee



                                    By:
                                         --------------------------------
                                              Signatory


DATED:___________________, 199_

                                    EXA-2-7

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
         (Please print or typewrite name and address,including postal zip code, of assignee)


--------------------------------------------------------------------------------
         the within Class A-2 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ Attorney to transfer said Class A-2 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                                         _____________________________*
                                              Signature Guaranteed:


                                         _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-2 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                    EXA-2-8

                                   EXHIBIT B

                         [FORM OF CLASS I CERTIFICATE]

THIS CERTIFICATE DOES NOT ENTITLE THE HOLDER TO RECEIVE ANY PRINCIPAL BUT ONLY INTEREST ON THE NOTIONAL PRINCIPAL AMOUNT DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN. THE NOTIONAL PRINCIPAL AMOUNT WILL DECREASE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE NOTIONAL PRINCIPAL AMOUNT OF THE INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL AMOUNT SET FORTH BELOW.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                         BAY VIEW 1996 RA-1 AUTO TRUST

                  CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

evidencing a fractional interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were sold to the Trustee by Bay View Securitization Corporation.

(This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).

                                     EXB-1

NUMBER
$------

     THIS CERTIFIES THAT ______________ is the registered owner of a designated initial notional principal amount of ___________ dollars nonassessable, fully-paid interest in the Bay View 1996 RA-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ________, 1996 (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Class I Certificates designated as "Class I Interest Only Automobile Receivable Backed Certificates, (the "Class I Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class I Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, motorcycles, light trucks, vans and van conversions (the "Receivables"), generally all monies paid thereon, and all monies due thereon, including Accrued Interest, after ____________, 1996 (but excluding Accrued Interest paid or due prior to the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing and amounts on deposit from time to time in the Spread Account for the benefit of the Class I and Class A Certificateholders, and the Surety Bond for the benefit of the Class I and Class A Certificateholders.

     In addition to the Class I Certificates, a class of Certificates representing interests in the Trust (the "Class A Certificates," (which consist of the "Class A-1 Certificates" and the "Class A-2 Certificates") together with the Class I Certificates, the "Certificates") and a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates will receive monthly payments of principal and interest in accordance with the Agreement. The Class A and Class I Certificates are senior in right and interest to the Class IC Certificates. In the event that the funds available are not sufficient to pay the Class A and Class I Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Certificates.

                                     EXB-2

     Under the Agreement, there will be distributed on the 15th calendar day of each month (the "Distribution Date"), commencing on ____________, 1997, to the person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Class I Certificateholder's fractional interest in Class I Monthly Interest. Each Class I Certificateholder's "fractional interest" is equal to the original notional principal amount of such Class I Certificateholder's Class I Certificate, as set forth on the face thereof, divided by the aggregate original notional principal amount of all of the Class I Certificates. The Class I Monthly Interest as of any Distribution Date (except the first Distribution Date) will be the product of one-twelfth (1/12) of the Class I Pass-Through Rate of ____% per annum and the Notional Principal Amount, which shall be reduced on each Distribution Date as more fully described in the Agreement.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Class I Certificates registered in the name of CEDE & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York. The Class I Certificateholders will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class I Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. The Agreement provides for certain amounts to be deposited into the Spread Account. In the event amounts available for withdrawal from the Spread Account are insufficient to make distributions on the Class I Certificates, the Trustee will draw on the Surety Bond to pay such deficiency.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance and 51% of the Notional Principal Amount of the Class I Certificates. Any such consent by the Holder of this Class I Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class I Certificate and of any Class I Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class I Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     EXB-3

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class I Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class I Certificates are issuable only as registered Class I Certificates without coupons in denominations representing a minimum of $1,000 of Original Notional Principal Amount. As provided in the Agreement and subject to certain limitations therein set forth, Class I Certificates are exchangeable for new Class I Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class I Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities to the Class I Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class I Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The holder of the Class IC Certificate may at its option cause the Trustee to sell the corpus of the Trust at a price not less than the price specified in the Agreement; however, such right is exercisable only as of a Record Date as of which the Pool Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables and the Notional Principal Amount has been reduced to zero.

     No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to

                                     EXB-4
be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

                                     EXB-5

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.



Dated: __________, 199_             BAY VIEW 1996 RA-1 AUTO TRUST



                                    By:   Bankers Trust Company

                                          ----------------------------------
                                          solely in its capacity as Trustee



                                    By:
                                          __________________________________
                                          Responsible Officer

                                     EXB-6

                         CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS I CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                                    Bankers Trust Company
                                    as Trustee



DATED:__________________, 199_      BY:   ________________________________
                                          Responsible Officer

                                     EXB-7

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


    ----------------------------------------------------------------------
        (Please print or typewrite name and address, including postal zip code, of assignee)


    ----------------------------------------------------------------------
              the within Certificate, and all rights thereunder,
                hereby irrevocably constituting and appointing


_________________________________________________________Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                    _____________________________*
                                         Signature Guaranteed:


                                    _____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

                                     EXB-8

                                   EXHIBIT C

                         [FORM OF CLASS IC CERTIFICATE]

THIS CLASS IC CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CLASS IC CERTIFICATE NOR ANY PORTION HEREOF MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT (1) IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS AND (2) IN COMPLIANCE WITH THE RESTRICTIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                         BAY VIEW 1996 RA-1 AUTO TRUST
                         CLASS IC AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light trucks and vans. The contracts were sold to the Trustee by Bay View Securitization Corporation. (This Class IC Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Class IC Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

NUMBER
One Unit R-IC-1

     THIS CERTIFIES THAT Bay View Securitization Corporation, a Delaware corporation, is the registered owner of a nonassessable, fully-paid interest in the Bay View 1996 RA-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ________, 1996 (the "Agreement") between Bay View Securitization Corporation as Depositor, California Thrift & Loan, as Servicer and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Class IC Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class IC Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, motorcycles, light trucks, vans and van conversions (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after ____________, 1996 (but excluding Accrued Interest paid or due before the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any


                                     EXC-1
property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, proceeds from claims or refunds of premiums on physical damage, lender's single interest, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, certain interests of the Depositor in recourse to dealers relating to certain of the Receivables and amounts on deposit from time to time in the Spread Account for the benefit of the Class I and Class A Certificateholders and the Surety Bond for the benefit of the Class I and Class A Certificateholders.

     This Class IC Certificate represents an interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. In addition to the Class IC Certificates, two classes of Certificates representing undivided interests in the Trust, the Class A Certificates (which consist of the "Class A-1 Certificates" and the "Class A-2 Certificates") and the Class I Certificates (collectively, the "Certificates") shall be issued pursuant to the Agreement. The Class A and Class I Certificates are senior in right and interest to the Class IC Certificates. In the event that the funds available are not sufficient to pay the Class A and Class I Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class A Certificates will receive monthly payments of principal and interest in accordance with the Agreement. The Class I Certificates will receive monthly interest payments based on their Notional Principal Amount and will receive no distributions after the date on which the Notional Principal Amount of the Class I Certificates has been reduced to zero.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class IC Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. Registration of transfer of the Class IC Certificate to a person may not be effected unless (a) the Surety Bond Issuer consents to such transfer, and the Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that (i) such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and (ii) such transfer will not adversely affect the tax treatment of the Trust or the Certificates, and (b) the Surety Bond Issuer consents to such transfer. Notwithstanding the foregoing, the Depositor shall have no obligation to register this Class IC Certificate under the Securities Act of 1933, as amended.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The holder of this Class IC Certificate may at its option cause the Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables and the Notional Principal Amount has been reduced to zero. The Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee and in connection with such disposition and also is responsible for paying certain obligations of the Trust, as set forth in Section 7.08(a) of the Agreement.


                                     EXC-2

     Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the terms of the Tax Partnership Agreement included as an annex to the Agreement.


                                     EXC-3

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.



Dated: __________, 199__             BAY VIEW 1996 RA-1 AUTO TRUST



                                     By:
                                        ------------------------------------
                                        solely in its capacity as Trustee



                                     By:
                                        ------------------------------------
                                        Responsible Officer



                                     EXC-4

                         CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS IC CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT



                              [__________________________________]
                               as Trustee



DATED:_______________________, 199__           BY:___________________________
                                                  Responsible Officer


                                     EXC-5

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
        (Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
              the within Certificate, and all rights thereunder,
                hereby irrevocably constituting and appointing


_________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                  _____________________________*
                                                      Signature Guaranteed:

                                                  _____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company savings bank or other savings and loan institution.



                                     EXC-6

                                   EXHIBIT D






                       FORM OF LETTER OF REPRESENTATIONS



                                     EXD-1

                                   SCHEDULE A
                               TO THE POOLING AND
                              SERVICING AGREEMENT


                            SCHEDULE OF RECEIVABLES

Depositor      Name of           Amount Financed        Account Number
               Obligor                                  (as of the Cutoff Date)

                                                        $


              A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE
                ABOVE CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS DELIVERED TO THE TRUSTEE WITH A
              COUNTERPART OF THE POOLING AND SERVICING AGREEMENT.

                                   SCHEDULE B
                               TO THE POOLING AND
                              SERVICING AGREEMENT


1.  Location of Receivables:

    818 Oakpark Road
    Covina, California  91724

    4620 California Avenue
    Bakersfield, California  93309-7017

    170 E. 17th Street, #101
    Costa Mesa, California  92627-3701

    1320 E. Shaw Avenue, Suite 169
    Fresno, California  93710-7905

    1501 State Street
    Santa Barbara, California  93101-2513

    1730 Sepulveda Blvd., #4
    Torrance, California  90501-5645

    5995 Topanga Canyon Blvd.
    Woodland Hills, California  91367-3623

                                   SCHEDULE C


                   PLANNED NOTIONAL PRINCIPAL AMOUNT SCHEDULE


                                                               Planned Notional
Distribution Date in                                           Principal Amount

Initial........................................................
January 1997...................................................
February 1997..................................................
March 1997.....................................................
April 1997.....................................................
May 1997.......................................................
June 1997......................................................
July 1997......................................................
August 1997....................................................
September 1997.................................................
October 1997...................................................
November 1997..................................................
December 1997..................................................
January 1998...................................................
February 1998..................................................
March 1998.....................................................
April 1998.....................................................
May 1998.......................................................
June 1998......................................................
July 1998......................................................
August 1998....................................................
September 1998.................................................
October 1998...................................................
November 1998..................................................
December 1998..................................................
January 1999...................................................
February 1999..................................................
March 1999.....................................................
April 1999.....................................................
May 1999.......................................................
June 1999......................................................
July 1999......................................................
August 1999....................................................
September 1999.................................................
October 1999...................................................
November 1999..................................................

                                [TO BE AMENDED]

                                    ANNEX A

                           TAX PARTNERSHIP AGREEMENT

  1. Characterization for Tax Purposes. For United States federal and state income tax purposes, the Depositor's contribution of the Receivables to the Trust in exchange for interests in the Trust, and the sale by the Depositor of Class A Certificates (which includes Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates) and Class I Certificates and the retention by the Depositor of the Class IC Certificate is intended to constitute the formation of a partnership (the "Tax Partnership") whose partners are the Class A Certificateholders, the Class I Certificateholders and the Class IC Certificateholder (which are hereinafter collectively referred to as the "Tax Partners"). This Tax Partnership shall continue in effect as provided in Paragraph 3 below. The Tax Partnership shall not be a partnership to any other extent or for any other purpose.

  2. Election with Respect to Subchapter K. Notwithstanding anything to the contrary, each Tax Partner agrees: (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or any comparable provisions of applicable state laws; and (b) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing.

  3. Term. The provisions of this Tax Partnership Agreement shall be effective as of the effective date of the sale by the Depositor of the Class A Certificates and Class I Certificates and the issuance to the Depositor of the Class IC Certificate (the "Effective Date") and shall continue in full force and effect from and after such date until the earliest of: (a) the termination of the Agreement pursuant to its terms; or (b) the mutual agreement of all of the Tax Partners to terminate the Trust.

  4.  Capital Contributions and Capital Accounts.

      (a) The value of the interests contributed by the Class A Certificateholders and the Class I Certificateholders shall equal the amount paid by such Certificateholders, respectively, for their Certificates and such amounts shall constitute the opening balance in their Capital Accounts (as hereinafter defined). The value of the interests contributed by the Class IC Certificateholder shall equal the fair market value of the Class IC Certificate, which the Tax Partners agree shall be based on the present value of the cash flow to the Class IC Certificateholder of the amounts to which the Class IC Certificateholder is entitled to receive pursuant to Section 10.02(e) at each Distribution Date using a discount rate of approximately three percent over the weighted average pass-through rate of the Class A Certificates (based upon the Servicer's determination of what an investor would pay for such an interest) and a prepayment assumption of approximately 1.5 Asset Back Speed ("ABS") and such total shall be submitted to the Trustee in writing within five (5) Business Days after the Closing Date. Such amount shall constitute the opening balance in the Class IC Certificateholder's Capital Account.

      (b) An individual capital account (a "Capital Account") shall be maintained for each Tax Partner in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 and accordingly, except as otherwise provided herein:

    (i) The Capital Account of each Tax Partner shall be credited by (A) the amount of cash and the fair market value of property other than cash contributed (or deemed contributed pursuant to Code Section 708) by such Tax Partner to the Tax Partnership (net of any liabilities assumed by the Tax Partnership upon such contribution or to which such property is subject at the time of such contribution); and (B) the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Tax Partner.

    (ii) The Capital Account of each Tax Partner shall be debited by (A) the amount of any item of tax deduction or loss allocated to such Tax Partner; (B) such Tax Partner's allocable share, of expenditures not deductible in computing taxable income and not properly chargeable as capital expenditures; and (C) the amount of cash and the fair market value of any property other than cash (net of any liabilities assumed by such Tax Partner or to which such property is subject at the time of distribution) distributed to such Tax Partner.

   (iii) Immediately prior to any distribution of property in kind, the Tax Partners' Capital Accounts shall be adjusted by assuming that the distributed properties were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each Tax Partner's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as gains or losses on actual sales of such properties would be allocated under Paragraph 6 below.

    (iv) Any adjustments of basis of property provided for under Code Section 734 and 733 and comparable provisions of state law (resulting from an election under Code Section 754 or comparable provisions of state law) shall not affect the Capital Accounts of the Tax Partners, except as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(5).

5.   Federal and State Income Tax Returns and Elections.

     (a) The Tax Partners agree that the holder of the Class IC Certificate shall serve as the "tax matters partner" (as such term is defined in Code
Section 6231(a)(7) (the "Tax Matters Partner") of the Tax Partnership. The Tax Matters Partner shall (i) apply to the Internal Revenue Service for a taxpayer identification number for the Tax Partnership, (ii) elect to adopt the accrual method of accounting and, if permitted by applicable federal tax law, the calendar year as the Tax Partnership's fiscal year, (iv) make such other elections as it deems proper, including, but not limited to, making or causing the Trust to make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, by timely filing Form 8832--Entity Classification Election, with the appropriate IRS service center, (v) prepare, execute and file the necessary federal and state partnership income tax returns for the Tax Partnership and
(vi) keep the other Tax Partners informed of all material matters that may come to its attention in its capacity as Tax Matters Partner. Each Tax Partner agrees to furnish the Tax Matters Partner with all pertinent information relating to activities under


                                    ANNEX-2
the Agreement and this Annex A which is necessary for the Tax Matters Partner to prepare and file federal and state partnership returns. In acting as Tax Matters Partner, the Tax Matters Partner shall use its best efforts, but shall incur no liability to the other Tax Partners.

     (b) Within 60 days after the end of each of the Tax Partnership's taxable years, the Tax Matters Partner shall send to each Tax Partner who has been a Tax Partner at any time during the taxable year then ended such tax information as shall be necessary for the preparation by such Tax Partner of its Federal income tax return and state income and other tax returns, if any, in states where the Tax Partnership is organized or is qualified to do business.

6.   Allocations.

     (a) (i) "Net Income" and "Net Loss" respectively, for any period, means the income or losses of the Tax Partnership as determined in accordance with the method of accounting followed by the Tax Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Tax Partnership described in Code Section 705(a)(2)(B); provided, however, (i) that any item allocated under Paragraphs 6(b)(iii) or 6(c) shall be excluded from the computation of Net Income and Net Loss and (ii) that if, as a result of the contribution of an asset whose fair market value differs from its adjusted basis for Federal income tax purposes or as a result of the revaluation of the Tax Partnership's assets, the book value of any Tax Partnership asset differs from its adjusted basis for Federal income tax purposes, gain, loss, depreciation and amortization with respect to such asset shall be computed using the asset's book value consistently with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

           (ii) "Period" shall mean the calendar month; provided that as to the month in which the Closing Date occurs, Period shall mean the period commencing on the Closing Date and ending on the last day of that calendar month, and as to the month in which the Tax Partnership terminates, Period shall mean the period beginning on the first day of such month and ending on the date of the Tax Partnership's termination.

     (b) The Tax Partners agree that the Tax Partnership's Net Income and Net Loss and each item of income, gain, loss, or deduction entering into the computation thereof for any Fiscal Year shall be allocated by first allocating the Tax Partnership's Net Income and Net Loss (and each item of income, gain, loss, or deduction entering into the computation thereof) for each Period within such Fiscal Year (as if such Period were a complete fiscal year) and then aggregating the allocations for each Period within the Fiscal Year. In the case of the transfer of any interest in the Tax Partnership, the items of Net Income and Net Loss allocated for any Period with respect to the transferred interest shall be allocated to the holder of that interest on the first business day of the month following the end of such Period (or in the case of the Period in which the Tax Partnership terminates, the last day of such Period). If the Tax Matters Partner determines that this method of allocation of items of Net Income and Net Loss is not consistent with the requirements of the Code and applicable Treasury Regulations, it may revise such


                                    ANNEX-3
method of allocation to conform with such requirements. The Tax Partnership's Net Income and Net Loss for each Period within a Fiscal Year shall be allocated as follows:
          (i) Net Income for such Period shall be allocated as follows:

          (A) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-1 Pass-Through Rate and
     (2) the Class A-1 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-1 Certificateholders pursuant to this Paragraph 6(b)(i)(A)(I) shall be allocated 100% to the Class A-1 Certificateholders, in proportion to their holdings of Class A-1 Certificates; provided that the product of (1) and
     (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

               (II) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-1 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-1 Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class A-1 Certificateholders pursuant to this Paragraph 6(b)(i)(A)(II) shall be allocated 100% to the Class A-1 Certificateholders, in proportion to their holdings of Class A-1 Certificates.

          (B) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-2 Pass-Through Rate and
     (2) the Class A-2 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-2 Certificateholders pursuant to this Paragraph 6(b)(i)(B)(I) shall be allocated 100% to the Class A-2 Certificateholders, in proportion to their holdings of Class A-2 Certificates; provided that the product of (1) and
     (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

               (II) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-2 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-2 Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class A-2 Certificateholders pursuant to this Paragraph


                                    ANNEX-4

     6(b)(i)(B)(II) shall be allocated 100% to the Class A-2 Certificateholders, in proportion to their holdings of Class A-2 Certificates.
          (C) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-3 Pass-Through Rate and
     (2) the Class A-3 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-3 Certificateholders pursuant to this Paragraph 6(b)(i)(C)(I) shall be allocated 100% to the Class A-3 Certificateholders, in proportion to their holdings of Class A-3 Certificates; provided that the product of (1) and
     (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

               (II) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-3 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-3 Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class A-3 Certificateholders pursuant to this Paragraph 6(b)(i)(C)(II) shall be allocated 100% to the Class A-3 Certificateholders, in proportion to their holdings of Class A-3 Certificates.

          (D) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of the Periodic Allocation (as hereinafter defined) over (y) all amounts previously allocated to the Class I Certificateholders pursuant to this Paragraph 6(b)(i)(D), shall be allocated 100% to the Class I Certificateholders, in proportion to their holdings of Class I Certificates. The "Periodic Allocation" for any Period shall equal the excess of (i) the product of (1) the Class I Pass-Through Rate and (2) the Notional Principal Amount for such Period over (ii) the portion of the amount distributable with respect to the Class I Certificates with respect to such Period that would constitute a return of basis for an initial holder if the Class I Certificates constituted an instrument described in Code Section 860G(a)(1)(B)(ii), employing the principles of Code Section 1272(a)(6) and the constant yield method of accrual; provided that the product of (1) and (2) in clause (i) shall be computed on the basis of a 360 day year consisting of twelve 30 days months, and that such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

          (E) Notwithstanding the foregoing Paragraphs (A) through (D), if the actual Net Income for such Period is less than the Net Income allocable under the sum of the amounts described in such Paragraphs (A) through (D), the actual Net


                                    ANNEX-5

     Income for such Period shall be allocable to the Class A Certificateholders and the Class I Certificateholders in proportion to the allocations that would have been made to such Certificateholders with respect to such Period under such foregoing Paragraphs (A) through (D) if sufficient Net Income for such period had existed and the amount distributable hereunder to Class A Certificateholders shall be distributed pro rata. For the purposes of applying the foregoing Paragraphs (A) through (D), in such periods, any amounts allocated pursuant to this Paragraph (E) shall be treated as allocated pursuant to Paragraphs (A) through (D), as the case may be, to the extent the allocation was related thereto.

          (F) Any remaining Net Income shall be allocated 100% to the Class IC Certificateholder.

     (ii)  Net Losses for such Periods shall be allocated as follows:

          (A) 100% to the Class IC Certificateholder until the Adjusted Capital Account (as hereinafter defined) balance of the Class IC Certificateholders equals zero.

          (B)  100% pro rata:

               (I) to the Class I Certificateholders, in proportion to their holdings of Class I Certificates, until the Adjusted Capital Account balances of the Class I Certificateholders equal zero; and

              (II) to the Class A Certificateholders, in proportion to their holdings of Class A Certificates, until the Adjusted Capital Account balances of the Class A Certificateholders equal zero.

          (C) Any remaining Net Losses shall be allocated 100% to the Class IC Certificateholder. (iii) Any provision of this Agreement to the contrary notwithstanding, any payment of amounts due and owing the Surety bond Issuer from time to time or in connection with an optional disposition of all Receivables pursuant to Section 16.02 of the Agreement or upon a termination of the Trust upon the bankruptcy of the Class IC Certificateholder pursuant to Section 16.03 of the Agreement shall be treated as a loss of the Tax Partnership and shall be allocated in the same manner as the Net Loss would be allocated under paragraph 6(b)(ii).

     (c) (i) In the taxable year in which the final redemption of the Class I Certificates occurs, a portion of the premium and other deductions derived by the Trust up to an amount equal to the aggregate remaining Capital Account balances of the Class I Certificateholders shall be allocated to the Class I Certificateholders in proportion to their respective Capital Account balances.

         (ii) Any deductions not allocated pursuant to Paragraph 6(c)(i) and attributable to (w) the amortization of premium on the Receivables, (x) payments to the


                                    ANNEX-6

Trustee and (y) payments to the Servicer shall be specially allocated to the Class IC Certificateholder.

        (iii) If there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-2(d))for a Fiscal Year, then there shall be allocated to each Tax Partner items of income and gain for that year equal to that Tax Partner's share of the net decrease in partnership minimum gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Treasury Regulation Sections 1.704-2(f)(2), (3) and (5), provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Section 1.704- 2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation. If during a Fiscal Year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Tax Partner with a share of that partner nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(i)(4), including exceptions analogous to those provided pursuant to Treasury Regulation Sections 1.704-2(f)(2), (3) and (5) (provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5) as made applicable by Treasury Regulation Section 1.704-2(i)(4), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership) be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Tax Partner's share of the net decrease in the partner nonrecourse minimum gain. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(f)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

         (iv) If during any Fiscal Year of the Tax Partnership a Tax Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Tax Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Tax Partner items of income and gain (consisting of a pro rata portion of each item of Tax Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects


                                    ANNEX-7
in accordance with the Treasury Regulation. A Tax Partner's "Adjusted Capital Account", at any time, shall equal the Tax Partner's Capital Account at such time (x) increased by the sum of (A) the amount of the Tax Partner's share of partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(g)(1)and (3)), (B) the amount of the Tax Partner's share of partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(5)), and (C) any amount of the deficit balance in its Capital Account and Tax Partner is obligated to restore on liquidation of the Tax Partnership and
(y) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (v) Notwithstanding anything to the contrary in this Paragraph 6, Tax Partnership losses, deductions, or Code Section 705(a)(2)(B) expenditures that are attributable to a particular partner nonrecourse liability shall be allocated to the Tax Partner that bears the economic risk of loss for the liability in accordance with the rules of Treasury Regulation Section 1.704-2(i).

         (vi) Notwithstanding any provision of Paragraphs 6(b) and 6(c)(ii), no allocation of items of loss or deduction shall be made to a Tax Partner if it would cause the Tax Partner to have a negative balance in its Adjusted Capital Account. Allocations of items of loss or deduction that would be made to a Tax Partner but for this Paragraph 6(c)(vi) shall instead be made first to the Class IC Certificateholder to the extent not inconsistent with this Paragraph 6(c)(vi), and second, to the Class A and Class I Certificateholders in proportion to the amounts distributable for the related Period pursuant to Sections 9.04(a)(iii) of the Agreement. To the extent allocations of items of loss or deduction cannot be made to any Tax Partner because of this Paragraph 6(c)(vi), such allocations shall be made to the Tax Partners in accordance with Paragraphs 6(b) and 6(c)(ii) notwithstanding this Paragraph 6(c)(vi).

        (vii) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs 6(c)(iv) and (vi) and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Paragraphs 6(b) and 6(c)(ii), subsequent allocations under Paragraph 6(b) and 6(c)(ii) shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs 6(c)(iii), (iv), (v) and (vi) which negate as rapidly as possible the effect of all such inconsistent allocations.

       (viii) Any allocations made pursuant to this Paragraph 6 shall be made in the following order:

       (i)          Paragraph 6(c)(iii)
       (ii)         Paragraph 6(c)(iv)
       (iii)        Paragraph 6(c)(v)
       (iv)         Paragraph 6(c)(vii)
       (v)          Paragraph 6(c)(i)
       (vi)         Paragraph 6(c)(ii)
       (vii)        Paragraph 6(b)(iii)
       (viii)       Paragraph 6(b)(i) and (ii)


                                    ANNEX-8

     These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year. These allocations shall be made consistently with the requirements of Treasury Regulation Section 1.704-2(j).

         (d) The income, gains, losses, deductions and credits of the Tax Partnership for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Paragraphs 6(b) and (c) provided that solely for Federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Tax Partnership's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Treasury Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder as incorporated among the requirements of the relevant provisions of the Treasury Regulations under Code Section 704(b).

         (e) The Tax Partnership shall comply with all withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Tax Partnership is required to withhold and pay over any amounts with respect to distributions or allocations to any Tax Partner, the amount withheld shall be treated as a distribution to that Tax Partner. In the event of any claimed overwithholding, Tax Partners shall have no claim for recovery against the Tax Partnership or other Tax Partners. If the amount withheld was not withheld from actual distributions, the Tax Partnership, may at its option, (i) require the Tax Partner to reimburse the Tax Partnership for such withholding (and each Tax Partner agrees to reimburse the Tax Partnership promptly following such request) or (ii) reduce any subsequent distributions by the amount of such withholding. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Tax Partner), the Tax Partnership may in its sole discretion withhold such amounts in accordance with this Paragraph 6(e). Each Tax Partner agrees to furnish the Tax Partnership with any representations and forms as shall reasonably be requested by the Tax Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. If a Tax Partner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Tax Partner in making such claim as long as the Tax Partner agrees to reimburse the Tax Partnership for any out-of-pocket expenses incurred.

     7. Sale of Interests. The Tax Partners agree that any sale by a Tax Partner of any ownership interest in a Certificate shall be deemed to be a sale of all or a portion of such Tax Partner's interest in the Tax Partnership.

     8. Termination of a Tax Partner's Interest. Any distribution by the Tax Partnership in termination of any Tax Partner's interest in the Tax Partnership other than pursuant to Paragraph 9 below shall be in an amount of cash or property other than cash having a net fair


                                    ANNEX-9
market value equal to the positive Capital Account balance of such Tax Partner at the time such interest is terminated, after such Capital Account balance has been adjusted in accordance with Paragraphs 4 and 6 above for all operations preceding such distribution and the applicable Treasury Regulations under Code
Section 704(b), and shall be made by the later of: (a) the end of the Tax Partnership's taxable year in which such termination occurs; or (b) within 90 days after the date of such termination.

     9. Distributions upon Termination. Upon termination of the Agreement pursuant to its terms, the activities of the Tax Partners under this Annex A shall be concluded and the assets subject to the Agreement and this Annex A shall be distributed to the Tax Partners in the manner and in the order set forth below:

        (a) Debts of the Tax Partnership created pursuant to the Agreement, other than to Tax Partners, including, except as provided in Paragraph 9(e), all amounts due and owing to the Surety Bond Issuer, shall be paid.

        (b) Debts owed among the Tax Partners created pursuant to the Agreement shall be paid.

        (c) All cash on hand representing unexpended contributions by any Tax Partner shall be returned to the contributor.

        (d)  The Tax Partners' Capital Accounts shall be adjusted by:

             (i) assuming the sale of all remaining assets at their fair market values as of the date of termination of the Agreement; and

            (ii) debiting or crediting each Tax Partner's Capital Account with the Tax Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Tax Partner's Capital Account would be debited or credited under Paragraph 6 above for gains or losses on actual sales of such properties.

        (e) All Tax Partnership assets shall be distributed to the Tax Partners in accordance with their respective Capital Account balances as so adjusted by the later of: (i) the end of the Tax Partnership's taxable year in which the termination occurs; or (ii) within 90 days after the date of such termination, in the following order or priority:

             (i) to the Class A and Class I Certificateholders, pro rata; and

            (ii) to the Class IC Certificateholder; provided, that in the event of a termination of the Trust Fund in the event of a bankruptcy of the Class IC Certificateholders as provided in Section 16.03 of the Agreement or an optional termination of the Trust under Section 16.02 of the Agreement, all amounts due and owing to the Surety Bond Issuer shall be paid to the Surety Bond Issuer after the distribution to the Class A and Class I Certificateholders pursuant to clause (i) of this Paragraph 9(e) and prior to the distribution to the Class IC Certificateholder pursuant to


                                   ANNEX-10
     clause (ii) of this Paragraph 9(e). If property subject to the Agreement is distributed pursuant to this paragraph, the amount of the distribution shall be equal to the net fair market value of the distributed property.


                                   ANNEX-11